UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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The Cooper Companies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 30, 2023

Dear Stockholder:

You are cordially invited to join us at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of The Cooper Companies, Inc. (the “Company” or “Cooper”), which will be held at 8:00 a.m. (Pacific Time) on March 15, 2023, at our corporate headquarters at 6101 Bollinger Canyon Road, Suite 500, San Ramon, California.

At the Annual Meeting we will ask our stockholders to vote on the proposals detailed in our Proxy Statement and related materials. We will be providing access to our proxy materials electronically under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, beginning on or about February 3, 2023, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to many of our stockholders instead of paper copies of this Proxy Statement and our Annual Report on Form 10-K for the year ended October 31, 2022 (the “2022 Annual Report”). This approach conserves natural resources and reduces our printing and distribution costs, while providing a timely and convenient method of accessing the materials and voting.

The Notice contains instructions on how to access our materials through the internet and also contains instructions on how to receive a paper copy of our proxy materials, including the Proxy Statement, the 2022 Annual Report, and a form of proxy card or voting instruction card. All stockholders who do not receive a Notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by proxy by following the instructions on the proxy card or voting instruction card. Voting may be done over the internet, by telephone, or by mail (if you received paper copies of the proxy materials). Voting by proxy will ensure your representation at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Robert S. Weiss

Chairman of the Board of Directors

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

6101 Bollinger Canyon Road, Suite 500 San Ramon, CA 94583

Meeting Date:	Wednesday, March 15, 2023

Meeting Time:	8:00 a.m. (Pacific Time)

Location:	CooperCompanies Headquarters 6101 Bollinger Canyon Road, Suite 500 San Ramon, California 94583

Admission:	All stockholders are cordially invited to attend the Annual Meeting in person.

Agenda:

1.   Elect eight directors to our Board.

2.   Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2023.

3.   Approve the 2023 Long-Term Incentive Plan for Employees.

4.   Hold an advisory vote on the compensation of our Named Executive Officers (“Say on Pay Proposal”).

5.   Hold an advisory vote on the frequency of presentation of the Say on Pay Proposal.

6.   Transact any other business that may properly come before the meeting.

Stockholders of record at the close of business on Thursday, January 19, 2023, or their legal proxy holders, will be entitled to vote at the Annual Meeting.

On or about February 3, 2023, we will mail either (1) a Notice of Internet Availability of Proxy Materials or (2) a copy of this Proxy Statement and our Annual Report for the fiscal year ended October 31, 2022. The Notice will also contain instructions on how to request a paper copy of our proxy materials.

You may vote by following the instructions on the Notice or by using the proxy card accompanying the paper copy of materials. If phone or internet voting is available to you, instructions will be included on your proxy card.

YOUR VOTE IS IMPORTANT TO US. Regardless of whether you plan to attend the Annual Meeting, we encourage you to vote your shares as soon as possible to ensure that your vote is recorded. We look forward to your participation.

By Order of the Board of Directors of

THE COOPER COMPANIES, INC.

Nicholas S. Khadder

Vice President, General Counsel, and Secretary

Dated: February 3, 2023

2023 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Wednesday, March 15, 2023 at 8:00 a.m. (Pacific Time)

Location:	6101 Bollinger Canyon Road, Suite 500
San Ramon, California 94583

Notice Mailing Date:	February 3, 2023

Record Date:	January 19, 2023

This Proxy Statement is presented on our behalf by order of the Board of Directors (the “Board”). It contains information about our Company and the proposals to be presented at the Annual Meeting.

Throughout this Proxy Statement, we may also refer to various documents that are available on our website. The content posted on, or accessible through, our website is not incorporated by reference into this Proxy Statement or any of our filings with the U.S. Securities and Exchange Commission (the “SEC”) and may be revised by us (in whole or in part) at any time and from time to time.

We have also furnished our 2022 Annual Report to all stockholders of record. The 2022 Annual Report contains our financial statements for the fiscal year ended October 31, 2022 and other useful information, but it is not part of the materials for the solicitation of proxies.

WE STRONGLY ENCOURAGE YOU TO VOTE

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Proposals to Be Presented at the Annual Meeting

PROPOSAL 1 – ELECTION OF DIRECTORS	PAGE 54

BOARD RECOMMENDATION:	✓ FOR EACH DIRECTOR

VOTE REQUIREMENT:	MAJORITY OF VOTES CAST

YOU ARE BEING ASKED TO VOTE ON THE ELECTION OF THE EIGHT DIRECTORS LISTED BELOW.

Each director nominee is elected annually. Additional information about all current directors and selection of nominees can be found beginning on page 5. Information about the nominees and their qualifications for service can be found beginning on page 54.

Director Nominees for Consideration at the Annual Meeting

			COMMITTEE MEMBERSHIPS
NAME	DIRECTOR SINCE	AGE	AUDIT	CORPORATE GOVERNANCE & NOMINATING	ORGANIZATION & COMPENSATION	INDEPENDENT

Robert S. Weiss (Chairman)	1996	76				✓

William A. Kozy (Lead Director)	2016	71		❖	◆	✓

Colleen E. Jay	2016	60		◆	❖	✓

Cynthia L. Lucchese	2022	62	◆	◆		✓

Teresa S. Madden	2020	66	❖		◆	✓

Gary S. Petersmeyer	2013	75	◆		◆	✓

Maria Rivas, M.D.	2021	59	◆	◆		✓

Albert G. White III (CEO)	2018	53

PROPOSAL 2 – RATIFY APPOINTMENT OF KPMG LLP	PAGE 63

BOARD RECOMMENDATION:	✓ FOR

VOTE REQUIREMENT:	MAJORITY OF VOTES CAST

YOU ARE BEING ASKED TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM.

The Audit Committee has appointed the firm of KPMG LLP (“KPMG”) to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending October 31, 2023. This appointment will continue at the pleasure of the Audit Committee and is presented to the stockholders for ratification as a matter of good governance.

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PROPOSAL 3 – APPROVAL OF THE 2023 LONG-TERM INCENTIVE PLAN	PAGE 65

BOARD RECOMMENDATION:	✓ FOR

VOTE REQUIREMENT:	MAJORITY OF VOTES CAST

YOU ARE BEING ASKED TO APPROVE THE 2023 LONG-TERM INCENTIVE PLAN TO

PROVIDE FOR EQUITY-BASED COMPENSATION FOR OUR EMPLOYEES.

The 2023 Long-Term Incentive Plan replaces the Third Amended & Restated 2007 Long-Term Incentive Plan and will provide for awards of stock options, restricted stock units, performance-based equity, and other equity based awards.

Information regarding our compensation practices and the compensation of our Named Executive Officers in the 2022 fiscal year can be found in our Compensation Discussion and Analysis starting on page 21 and the following compensation tables.

Additional information regarding the 2023 Long-Term Incentive Plan can be found starting on page 65.

PROPOSAL 4 – ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)	PAGE 75

BOARD RECOMMENDATION:	✓ FOR

VOTE REQUIREMENT:	MAJORITY OF VOTES CAST

YOU ARE BEING ASKED TO VOTE, ON AN ADVISORY BASIS, ON THE COMPENSATION OF OUR NAMED

EXECUTIVE OFFICERS

Information regarding our compensation practices and the compensation of our Named Executive Officers in the 2022 fiscal year can be found below in our Compensation Discussion and Analysis starting on page 21 and the following compensation tables.

Named Executive Officers for Fiscal 2022

Name	Title

Albert G. White III	President & Chief Executive Officer

Brian G. Andrews	Executive Vice President, Chief Financial Officer & Treasurer

Daniel G. McBride	Executive Vice President & Chief Operating Officer

Holly R. Sheffield	President, CooperSurgical, Inc.

Gerard H. Warner III	President, CooperVision, Inc.

PROPOSAL 5 – ADVISORY VOTE ON FREQUENCY OF “SAY ON PAY” VOTE	PAGE 77

BOARD RECOMMENDATION:	✓ ANNUALLY

VOTE REQUIREMENT:	PLURALITY OF VOTES CAST

YOU ARE BEING ASKED TO VOTE, ON AN ADVISORY BASIS, ON THE FREQUENCY WITH WHICH THE COMPANY

SEEKS AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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OUR BOARD OF DIRECTORS

			COMMITTEE MEMBERSHIPS
CURRENT DIRECTORS	DIRECTOR SINCE	AGE	AUDIT	CORPORATE GOVERNANCE & NOMINATING	ORGANIZATION & COMPENSATION	INDEPENDENT	OTHER PUBLIC BOARDS

Robert S. Weiss (Chairman)	1996	76				✓	--

William A. Kozy (Lead Director)	2016	71		❖	◆	✓	1

Colleen E. Jay	2016	60		◆	❖	✓	2

Jody S. Lindell (1)	2006	71	◆	◆		✓	--

Cynthia L. Lucchese	2022	62	◆	◆		✓	2

Teresa S. Madden	2020	66	❖		◆	✓	1

Gary S. Petersmeyer	2013	75	◆		◆	✓	--

Maria Rivas, M.D.	2021	59	◆	◆		✓	--

Albert G. White III (CEO)	2018	53					--

❖ - Committee Chair                   ◆ – Committee Member

(1)

Ms. Lindell has announced her intention to retire as a director effective on the date of the Annual Meeting and will not stand for re-election. Additional information about the director nominees can be found starting at page 54.

DEMOGRAPHICS

	WEISS	KOZY	JAY	LUCCHESE	MADDEN	PETERSMEYER	RIVAS	WHITE

RACE/ETHNICITY

African American

Asian/Pacific Islander

Hispanic/Latinx							◆

Native American

White/Caucasian	◆	◆	◆	◆	◆	◆		◆

GENDER

Male	◆	◆				◆		◆

Female			◆	◆	◆		◆

Non-Binary

TENURE

Years	27	7	7	0	2	10	2	5

Board Leadership

We maintain separate positions for the Chairman and Chief Executive Officer (CEO). We also maintain an independent Lead Director position. We feel this division provides a balance between the independence of our directors and the experience of our officers. Our current Chairman has significant business experience with the Company but has also been affirmatively determined to be independent by our Board. We feel that maintaining a separation between the Chair and the CEO provides for strong, knowledgeable leadership of the Board separate from the CEO’s immediate, day-to-day involvement with the Company.

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Meetings

The Board and its committees met as follows during our most recent fiscal year:

Number of Meetings

Board of Directors	7

Audit Committee	7

Organization & Compensation Committee	5

Corporate Governance & Nominating Committee	4

The non-employee directors hold executive sessions in connection with regular meetings of the Board and more often as they deem appropriate. Either Mr. Weiss, as Chair, or Mr. Kozy, as Lead Director, presides over executive sessions.

During the 2022 fiscal year, each director attended at least 75% of the board meetings and meetings of committees on which the director served. Currently we do not maintain a formal policy regarding director attendance at the Annual Meeting.

Director Independence

In making determinations regarding independence, the Board considers the objective requirements for independence set forth by the New York Stock Exchange (“NYSE”) and the SEC. The Board has confirmed that each independent director has no relationship to the Company, either directly or indirectly, other than as a stockholder of the Company or through their service on the Board. The Board and its committees conduct regular self-evaluations and review director independence and committee composition to ensure continued compliance with applicable regulations.

Additionally, under our Corporate Governance Principles, directors are not permitted to serve on the boards of more than two other public companies while they serve on our Board; provided, that the Board may make exceptions to this standard as it deems appropriate in the interest of our stockholders. We do not limit service on private company boards of directors or with non-profit organizations. The Board considers these affiliations and professional relationships on a case-by-case basis to ensure there are no conflicts of interest with the Company or other factors that would impair the relevant non-employee director’s independence from the Company.

Director Nomination Process

The Corporate Governance & Nominating Committee (the “CGNC”) is responsible for identification and recommendation of qualified candidates to present to the Board for consideration as director nominees. As part of this responsibility, the CGNC annually considers the size, composition, diversity, and responsibilities of the Board. The CGNC considers the background and skills of the current board members, the needs of the Board, and the qualifications of any potential candidates prior to making recommendations regarding nominations.

Stockholder nominations must be received on a timely basis and meet the criteria set forth below and in the information on Stockholder Proposals and Nominations for Director on page 82.

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Criteria for Nominees

The CGNC has set minimum criteria which must be met by any director candidate as follows:

(1)	meet the objective independence requirements set forth by the SEC and NYSE (other than executive nominees),
(2)	exhibit strong personal integrity, character, and ethics, and a commitment to ethical business and accounting practices,
(3)	demonstrate an understanding of, and commitment to, good governance practices and the fiduciary responsibilities expected of a director,
(4)	have an appropriate educational background and significant business or professional experience,
(5)	not serve on more than two other public company boards,
(6)	not be involved in on-going litigation with Cooper or be employed by an entity which is engaged in such litigation, and
(7)	not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct.

The CGNC also considers whether a candidate has any special expertise, skills, or background that would be of particular benefit to the Company and whether a candidate’s background or qualifications will strengthen the overall diversity of the Board. The CGNC seeks candidates who demonstrate an understanding of financial statements and financial matters, offer business and managerial experience that will complement the experience of current directors, and provide additional depth of knowledge in areas that will benefit the Board in its oversight of our business.

Diversity and Inclusion

In addition to these minimum standards, the CGNC believes it is important to have directors from various backgrounds and professions in order to ensure that the Board has a wealth of experiences to inform its decisions. Consistent with this philosophy, the CGNC is committed to including candidates in each search who reflect diverse backgrounds, including, but not limited to, diversity of gender and race.

Board Refreshment

The Board has not adopted formal term limits or retirement age requirements, as it believes these are arbitrary and limit the ability to retain directors with valuable experience and company knowledge. However, the Board is committed to refreshment of the board of directors on a regular basis to ensure a balance of new ideas with experienced leadership.

In furtherance of this commitment, the Board has worked actively to develop internal policies and practices to ensure regular refreshment of appointments, and the CGNC has developed a succession planning framework to ensure continued refreshment of Board appointments.

Three of our current directors joined the Board within the past five years, and over half of our directors have served for no more than ten years. The Board views this as a meaningful advancement of its efforts to refresh its membership and expects to continue these efforts going forward.

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Board Committees

The Board currently maintains three standing committees as described below. Committee membership is determined by the Board and reviewed regularly. As required by the SEC and NYSE, all members of our Audit Committee, Corporate Governance & Nominating Committee, and Organization & Compensation Committee (“OCC”) are independent directors.

Each committee maintains a written charter detailing its authority and responsibilities. These charters are updated periodically as legislative and regulatory developments and business circumstances warrant.

Our committee charters are available in their entirety on our website at http://investor.coopercos.com/corporate-governance.

Audit Committee	Members

The Audit Committee provides advice with respect to our financial matters and assists the Board in fulfilling its oversight responsibilities regarding: (i) the quality and integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) review of our potential risk factors, (iv) our system of internal accounting and financial controls, (v) our enterprise risk management program, (vi) the qualifications and independence of the independent registered public accounting firm (the “Independent Auditors”) and (vii) the oversight and performance of the Company’s internal audit function and the Independent Auditors.

The Audit Committee advises and makes recommendations to the Board regarding our financial, investment, and accounting procedures and practices. The Audit Committee also has oversight responsibility for treasury and investment matters and the Company’s information security programs.

Additional information regarding the Audit Committee and its responsibilities can be found below in the information on Audit Matters starting on page 13.

Teresa S. Madden (Chair) Jody S. Lindell(1) Cynthia L. Lucchese Gary S. Petersmeyer Maria Rivas, M.D.

Organization & Compensation Committee	Members

The OCC reviews and approves all aspects of the compensation paid to our Chief Executive Officer and our executive officers as defined by Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Members of the OCC are not eligible to participate in any of our executive compensation programs.

The OCC approves the composition of our peer group for comparative compensation review, the terms of our incentive compensation and equity-based plans (including the allocation and terms of equity awards to employees), corporate goals and objectives for the Chief Executive Officer, and any agreements providing for the payment of benefits following a change in control of the Company. The OCC also advises and makes recommendations to the Board regarding annual compensation of the non-employee directors. The OCC has oversight responsibility for our retirement programs and human capital management practices, including succession planning, diversity & inclusion objectives, and other management development programs designed to strengthen our internal pool of candidates for executive level positions and promote mentoring of senior level employees.

Colleen E. Jay (Chair) William A. Kozy Teresa S. Madden Gary S. Petersmeyer

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Corporate Governance & Nominating Committee	Members

The CGNC develops, implements, and maintains the corporate governance standards by which we conduct business. The CGNC advises and makes recommendations to the Board concerning our primary governance policies, proposed changes to our charter and by-laws, proposed changes to the charters of the Board committees, and procedures for reporting violations of our corporate governance standards. The CGNC monitors compliance with our Code of Conduct and other policies by our directors and officers and has responsibility for review of any conflicts of interest (actual or potential) and any related party transactions (as defined under Item 404 of Regulation S-K).

The CGNC performs the functions described under Director Nomination Process on page 5 and makes recommendations regarding the composition, function, and size of the Board and its Committees, standards for the Board’s review of its own performance, continuing education for directors, and matters related to Board refreshment and succession planning.

The CGNC also oversees our compliance programs and our Environmental, Social and Governance initiatives as discussed in more detail on page 10.

William A. Kozy (Chair) Colleen E. Jay Jody S. Lindell(1) Cynthia L. Lucchese Maria Rivas, M.D.

(1)	Ms. Lindell has announced her intention to retire as a director effective on the date of the Annual Meeting and will not stand for re-election.

CORPORATE GOVERNANCE

We have an ongoing commitment to good governance and business practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our policies and practices in light of such developments. We seek to comply with the rules and regulations promulgated by the SEC and the NYSE and implement other corporate governance practices we believe are in the best interest of the Company and its stockholders.

In keeping with this commitment:

•	All members of our Board are independent, other than Mr. White (our Chief Executive Officer).

•	All members of the committees of our Board are independent.

•	Board members stand for re-election annually and our corporate Bylaws include a majority voting standard for the election of our directors.

•	Our Bylaws include proxy access provisions.

•	The Board is active in oversight of risk and risk management.

•	We do not maintain a stockholder rights plan (“poison pill”).

•	We are committed to corporate social responsibility and sustainability.

Additionally, we maintain various corporate policies, discussed in more detail below, that reflect our dedication to good governance. We believe that the policies and practices currently in place enhance our stockholders’ interests.

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Corporate Governance Policies

Corporate Governance Principles

We maintain a set of Corporate Governance Principles which specify our standards for director qualifications, director responsibilities, Board committees, director access to our executive officers and employees, director orientation and continuing education, and performance evaluations of the Chief Executive Officer and of the Board and its committees. The Corporate Governance Principles also address compensation and stock ownership requirements for our non-employee directors (discussed in more detail in the section on Director Compensation starting on page 51). The Corporate Governance Principles are available in their entirety on our website at http://investor.coopercos.com/corporate-governance.

Code of Conduct

Our Code of Conduct (the “Code”) was adopted in June 2021 and replaced our prior Ethics & Business Conduct Policy. The Code is designed to reflect current best practices, enhance and expand on the Company’s understanding of ethical business practices, elaborate on certain topics such as human rights, diversity, inclusion, and equality, and promote awareness of ethical issues that may be encountered in carrying out an employee’s or director’s responsibilities.

We have designed the Code to provide guidance regarding compliance with laws, regulations, and Company policies and we regularly communicate with employees regarding the Code to ensure familiarity and awareness. The Code applies to all of our employees, executive officers, and non-employee directors, including our Chief Executive Officer and Chief Financial Officer, and we require that employees annually certify their agreement to abide by the policy.

The Code provides guidance on multiple topics, including: (i) conflicts of interest, (ii) the protection and proper use of Company assets, (iii) relationships with customers, suppliers, competitors, and associates, (iv) government relations and anti-corruption regulations, and (v) compliance with laws and regulations, including laws and regulations relating to insider trading, equal employment opportunity, harassment, and health and safety. We have also added content regarding preventing fraud and money laundering, use of social media, promoting human rights, diversity and equity, and our commitments to environmental and social initiatives. Employees are encouraged to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

The Code has been translated into multiple languages to facilitate readability and all employees receive a copy of the Code both at their date of hire and annually. The Code is also posted on our internal web pages for ease of access and is available in its entirety on our website at https://investor.coopercos.com/ethics-compliance.

Amendments to the Code, and any waivers from the Code granted to directors or executive officers will be made available through our website. As of the date of this Proxy Statement, no waivers have been requested or granted, and adoption of the new Code did not result in any explicit or implicit waiver of any provision of the Ethics & Business Conduct Policy that was in effect prior to the adoption of the Code.

Stock Trading Policy: Hedging & Pledging

We have implemented a Stock Trading Policy that applies to senior executives, including our Named Executive Officers and all members of the Board of Directors. Under this Policy, trading in Company securities is prohibited except during specifically designated windows. Additionally, executives and members of the Board are prohibited from engaging in various trading practices which would suggest speculation in our securities,

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including short sales, puts, calls, forward sales, equity swaps, or other hedging transactions. Our Policy does permit executives and members of the Board to pledge securities as collateral, but only upon prior notice to, and approval from, the Company.

Environmental, Social and Governance (“ESG”) Initiatives

We believe that conducting business in a socially and environmentally responsible manner is important to our long-term success and the future of our planet. Recognizing the significant impact that ESG issues have on our ability to achieve sustainable growth, we are expanding existing initiatives and actively developing new projects to make sustainability and corporate responsibility a key focus of our business.

To better support these initiatives from the top down, our Board has increased the frequency of ESG discussions at its meetings and the CGNC has oversight responsibility for ESG matters under its charter. In this capacity, the CGNC has general oversight authority for our overall ESG strategy, but specific topics continue to be overseen by other committees as appropriate, including cybersecurity oversight by the Audit Committee and human capital management review by the OCC.

We released our annual ESG Report in May 2022, and it can be found on our public website at https://www.coopercos.com/esg/. The report is designed to provide transparency regarding our ESG efforts, and we encourage you to read it for information regarding our ESG initiatives, activities in furtherance of our commitment to the United Nations Sustainable Development Goals, diversity and inclusion efforts, human capital management, and commitments to data privacy and security.

Highlights from the report include:

•	Continued recognition as a great place to work including:
○	Earned a score of 100% on the Human Rights Campaign Foundation’s Corporate Equality Index 2022
○	Named one of Fortune Magazine’s Top 10 Best Large Workplaces in Manufacturing and Production™ for the second consecutive year
•	Ongoing development of our diversity & inclusion initiatives, including establishment of a Global Center of Expertise dedicated to D&I within our Human Resources organization
•	Expanded initiatives to reduce our environmental impact including:
○	Partnership with PlasticBank to create the first net plastic-neutral contact lens
○	Internal initiatives to identify new, lower impact, packaging solutions
○	Construction of a new, more efficient, combined heat and power plant for our manufacturing and distribution facility in Puerto Rico
○	100% renewable electricity sourcing at all key facilities in New York and the United Kingdom
○	95% of materials in CooperVision’s production processes are recycled
•

Continued and expanded partnerships to support our communities through charitable giving, including partnerships to expand access to eye exams, vision care, and vision correction and programs to assist women with access to critical care during the Covid-19 pandemic.

In addition to our ESG Report, additional information regarding our corporate responsibility initiatives can be found on our website at http://www.coopercos.com/corporate-responsibility.

Although we encourage our stockholders to review the information in our ESG Report and on our website, the contents of the report and website are not deemed filed with the SEC and are not incorporated by reference into any filing by Cooper under the Exchange Act.

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Board of Directors’ Role in Risk Oversight

General

Our Board of Directors recognizes the importance of appropriate oversight of potential business risks in running a successful operation and meeting its fiduciary obligations to our business and our stockholders. While our management team has responsibility for the day-to-day assessment and management of potential business risks, the Board maintains responsibility for ensuring an appropriate culture of risk management and setting the proper “tone at the top.”

In this function, the Board, directly and through its committees, takes an active role in overseeing our material risks and risk profile and in assisting management with addressing specific risks, including competitive, legal, regulatory, operational, and financial risks. Each committee of the Board regularly reviews risks related to its area of focus and management’s Global Risk Committee provides updates to the Board and Audit Committee regarding key business risks and management efforts to mitigate identified risks.

Cybersecurity Risks

The Audit Committee has oversight authority for our information security programs and receives updates at least quarterly from management on matters related to cybersecurity incidents. Our IT leadership also provides a detailed, in-person update to the Committee annually. This update includes a discussion of significant threats to our systems, risk mitigation strategies, program assessments, planned improvements, and status of information security initiatives.

We have adopted the Center for Internet Security (CIS) Controls Framework to identify, prioritize, and measure our cybersecurity controls and defenses. Our information security program includes:

•	Policies and routine security awareness training,

•

Identification and remediation of information security risks and vulnerabilities in our IT systems, including regular scanning of both internal and externally facing systems and annual third-party penetration testing,

•	Implementation of security technologies that are able to identify and assist in containing and remediating malware risks,

•	Active monitoring of logs and events for our network perimeter and internal systems,

•	Due diligence of information security programs for third-party vendors that handle sensitive data, and

•	Testing of incident response procedures.

We also maintain a cyber insurance policy that provides coverage for security breach recovery and response.

Risk and Compensation

The OCC regularly reviews and assesses the possible risks related to our compensation programs. Based on this assessment, the OCC has concluded that the structure of our compensation programs does not create unreasonable risk or the likelihood of a material adverse impact on the Company.

In making this determination, the OCC considered possible compensation-based risks and means by which potential risks may be mitigated, including the operation of our internal control structure and the Committee’s oversight. The OCC also considered the structure of our compensation programs, including:

•	Oversight of executive compensation by an independent committee of the Board.

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•	Use of an independent compensation consultant.

•	The use of a combination of short- and long-term compensation programs to create a balanced mix of pay components for our executives.

•	Capped bonus targets for annual incentives and equity grant guidelines to govern the size of grants.

•	Equity ownership guidelines for our senior executives to strengthen the connection between executive and stockholder interests.

•	A robust compensation recovery (“clawback”) policy to reduce the risk that executives would be motivated to maximize performance in a specific period over long-term goals.

•	Double-trigger change-in-control provisions in agreements with our Named Executive Officers to prevent guaranteed payouts (see Potential Payments on Termination on page 47).

Management Succession Planning

At least annually, and more often as deemed appropriate, the OCC meets with management to discuss succession plans for our executive management, including our Chief Executive Officer. Succession plans are designed to allow for an orderly transition of top executive posts either in the ordinary course of business or in response to emergency situations. Management develops and presents plans for identification, mentoring, and continuing development of potential internal candidates for executive leadership positions. The Committee provides oversight, input, and recommendations with regard to the criteria to be used for identification of potential candidates for succession to leadership positions. The Committee also meets with individual members of management occasionally throughout the year to assess leadership development within the executive team.

Related Party Transactions

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants. The Company’s legal and governance staff is primarily responsible for monitoring and obtaining information from the directors and executive officers with respect to related party transactions and for then determining, based on the facts and circumstances, whether the Company or a related party has a direct or indirect material interest in the transaction.

Management reports related party transactions to the CGNC and Audit Committee in accordance with written policy and the CGNC and Audit Committee review and approve (or ratify) all transactions between the Company and related parties that are required to be disclosed under SEC rules.

Under this policy, the Committee has deemed certain transactions to be pre-approved or ratified even if the aggregate amount involved exceeds thresholds that would otherwise require disclosure as follows:

•	Compensation paid for service as a non-employee director or executive officer of the Company,
•	Transactions with other companies where the related party’s only relationship is as a director and/or beneficial owner of less than 10% of that company’s equity interests,
•

Transactions where the related party’s only interest arises from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (such as payment of regular dividends or stock splits),

•	Transactions between parent and subsidiary entities within the Company’s subsidiary structure, joint ventures, equity investments, and limited liability entities,
•	Transactions where law or government authority regulate the rates or charges, and
•	Transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

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KPMG, as our independent registered public accounting firm, reviews our controls around the identification and reporting of related party transactions as required by current accounting and auditing standards.

We have determined that there were no material related party transactions during the 2022 fiscal year.

Audit Matters

The Audit Committee operates under a written charter which can be found on our website at http://investor.coopercos.com/corporate-governance. The Audit Committee regularly reviews its charter to ensure that it is meeting all relevant policy requirements of the SEC, the Public Company Accounting Oversight Board, and the NYSE.

The Audit Committee assists the Board in fulfilling its oversight responsibilities regarding: (i) the quality and integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) review of our potential risk factors, (iv) our system of internal accounting and financial controls, (v) our enterprise risk management program, (vi) the qualifications and independence of the independent registered public accounting firm (the “Independent Auditors”) and (vii) the oversight and performance of the Company’s internal audit function and the Independent Auditors.

The Audit Committee had four members for the majority of fiscal 2022, with a fifth member added in October 2022. Our Board has determined that all five members of the Audit Committee are independent directors as required by the SEC and NYSE and are financially literate as required by the NYSE. The Board has further determined that Ms. Lindell, Ms. Lucchese, and Ms. Madden each meet the qualifications of an audit committee financial expert as defined by the SEC.

Independent Auditors and Internal Controls

The Audit Committee is directly responsible for the appointment, compensation, retention, and termination of our Independent Auditors for the purpose of preparing or issuing an audit report or related work or performing other audit, review, or attest services for the Company.

Oversight of the work of our Independent Auditors includes:

•	Review and approval of the planned scope of our annual audit.

•	Review of their continued independence.

•	Review and pre-approval of any audit and non-audit services that may be performed by our Independent Auditors.

•	Review of the adequacy of our internal financial and disclosure controls with management and our Independent Auditors.

•	Review of our critical accounting policies and the application of accounting principles.

•	Reviewing the auditors’ report and critical audit matters presented by the Independent Auditors.

•	Monitoring the Independent Auditors’ rotation of partners on our audit engagement team as required by regulation.

The Independent Auditors report directly to the Audit Committee.

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The Company has a full-time internal audit function that reports to the Audit Committee and the Chief Financial Officer, and is responsible for, among other things, objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal controls. To support this work, management has engaged Ernst & Young LLP to assist the Company’s internal audit team. The Audit Committee is responsible for oversight and performance of the Company’s internal audit function

KPMG serves as our Independent Auditors and is responsible for performing an independent audit of the Company’s consolidated financial statements, as well as our internal controls over financial reporting, in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and KPMG regarding the fair and complete presentation of the Company’s financial results.

The Audit Committee reviews the independence and quality control procedures of KPMG and the experience and qualifications of KPMG senior personnel that are providing audit services to the Company at least annually. In conducting its review of KPMG, the Audit Committee considers:

•	Historical and recent performance, including the results of an internal survey of KPMG’s service.

•	Quality and professional reputation, utilizing the questionnaire published by the Center for Audit Quality.

•	External data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on KPMG and its peer firms.

•	The value of KPMG’s services in light of the fees charged to the Company.

•	KPMG’s tenure as our Independent Auditors and its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting.

•	KPMG’s capability and expertise in handling the breadth and complexity of our worldwide operations.

•	KPMG’s compliance with the partner rotation requirements established by the SEC.

•	KPMG’s integrity and objectivity.

•	KPMG’s independence from the Company consistent with PCAOB Rules, and the impact that any relationships or services may have on the objectivity and independence.

Based on this evaluation, including the factors discussed above, the Audit Committee has concluded that KPMG is independent and believes it is in the best interests of the Company and its stockholders to retain KPMG to serve as our Independent Auditors.

The Audit Committee has also set clear hiring policies regarding the Company’s hiring of present or former employees of KPMG.

Procedures for Handling Accounting Complaints

The Audit Committee has established procedures for receipt and handling of potential complaints we may receive regarding accounting, internal accounting controls, or auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters. In furtherance of this goal, we have established a confidential reporting system managed by an independent third-party vendor through which employees may report concerns about our business practices. The reporting system provides both a telephone hotline and online reporting options in multiple languages.

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Fees Paid to KPMG LLP

The Audit Committee or its Chair approved all audit services provided by KPMG for the fiscal year ended October 31, 2022 prior to the work being performed. The total fees paid or payable to KPMG for the last two fiscal years are as follows:

	Fiscal Year Ended

	October 31, 2022	October 31, 2021

Audit Fees	$5,290,720	$4,552,450

Audit Related Fees	$-0-	$-0-

Tax Fees	$20,000	$6,000

All Other Fees	$5,000	$-0-

•

Audit Fees include the audit of the Company’s annual financial statements, review of financial statements included in each of our Quarterly Reports on Form 10-Q and services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes audit related work over acquisitions and our ongoing adoption of new accounting standards.

•	Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

•

Tax Fees consist of fees for professional services for tax compliance and consulting. This category includes fees primarily related to the preparation and review of federal, state, and international tax returns and assistance with tax audits.

•	All Other Fees include assurance services not related to the audit or review of our financial statements.

Our Audit Committee determined that the rendering of non-audit services by KPMG is compatible with maintaining the independence of KPMG.

Audit Committee Pre-Approval Procedures

The Audit Committee maintains policies and procedures for the pre-approval of work performed by KPMG. Under its charter, the Audit Committee must approve all engagements in advance. All engagements with estimated fees above $150,000 require consideration and approval by the full Audit Committee. The Chair of the Audit Committee has the authority to approve on behalf of the full Audit Committee all engagements with fees estimated to be below $150,000, and any such approvals are reported to the Audit Committee at a subsequent meeting. Management recommendations are considered in connection with such engagements, but management has no authority to approve engagements.

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Report of the Audit Committee

The information contained in this report shall not be deemed filed with the SEC and is not incorporated by reference into any filing by Cooper under the Exchange Act.

During fiscal year 2022, the Audit Committee reviewed and discussed with management the processes and procedures associated with our assessment of internal controls over financial reporting, including management’s assessment of the effectiveness of such controls.

The Audit Committee also reviewed the quality and integrity of the Company’s consolidated financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of KPMG, and other significant financial matters.

The Audit Committee met seven times, including telephone meetings, during the 2022 fiscal year.

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended October 31, 2022 with management and KPMG, and management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with United States generally accepted accounting principles (GAAP).

The Audit Committee discussed with KPMG the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communication with Audit Committees” and received both the written disclosures and the letter from KPMG that are mandated by applicable requirements regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee discussed KPMG’s independence from the Company with the lead engagement partner.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended October 31, 2022 and be filed with the SEC.

THE AUDIT COMMITTEE

Teresa S. Madden (Chair)

Jody S. Lindell

Cynthia L. Lucchese

Gary S. Petersmeyer

Maria Rivas, M.D.

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OWNERSHIP OF THE COMPANY

Principal Securityholders

The following table contains information regarding all individuals or groups who have advised us that they own more than five percent (5%) of the outstanding shares of our common stock. Information is presented as of the Record Date and reflects information reported on the most recently filed Schedule 13G for each of the listed securityholders.

Name & Address of Beneficial Owner	Aggregate # of Shares Beneficially Held	Percentage of Shares
The Vanguard Group, Inc. (1) 100 Vanguard Blvd. Malvern, PA 19355	5,298,087	10.720%
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10022	4,000,869	8.100%
T. Rowe Price Associates, Inc. (3) 100 E. Pratt Street Baltimore, MD 21202	3,159,263	6.300%

(1)

Based on information disclosed in a Schedule 13G/A filed by The Vanguard Group, Inc. on February 9, 2022 regarding ownership as of December 31, 2021. The Vanguard Group beneficially owns and has the sole power to dispose of or direct the disposition of 5,100,843 of these shares and has the shared power to dispose of or direct the disposition of 197,244 of these shares and has the shared power to vote 77,209 of these shares.

(2)

Based on information disclosed in a Schedule 13G/A filed by BlackRock, Inc. on February 1, 2022 regarding ownership as of December 31, 2021. BlackRock, Inc., directly and through its subsidiaries, beneficially owns, and has the sole power to dispose of or direct the disposition of all 4,000,869 of these shares and has the sole power to vote or direct the vote of 3,489,511 of these shares.

(3)

Based on information disclosed in a Schedule 13G/A filed by T. Rowe Price Associates, Inc. on February 14, 2022 regarding ownership as of December 31, 2021. T. Rowe Price Associates beneficially owns and has the sole power to dispose of or direct the disposition of all 3,159,263 of these shares and has the sole power to vote or to direct the vote of 1,192,528 of these shares.

Securities Held by Insiders

The following table contains information regarding ownership of our common stock by each of our directors, the executives named in the Summary Compensation Table, and all of the current directors and executive officers as a group. The figures in this table represent sole voting and investment power except where otherwise indicated.

	Common Stock Beneficially Owned as of January 19, 2023

Name of Beneficial Owner	Number of Shares	Percentage of Shares
Brian G. Andrews (1)	52,758	*
Colleen E. Jay (2)	7,113	*
William A. Kozy (3)	7,418	*

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	Common Stock Beneficially Owned as of January 19, 2023

Name of Beneficial Owner	Number of Shares	Percentage of Shares
Jody S. Lindell (4)	27,884	*
Cynthia L. Lucchese	-
Teresa S. Madden	1,056	*
Daniel G. McBride (5)	157,359	*
Gary S. Petersmeyer (6)	4,816	*
Maria Rivas, M.D.	502	*
Holly R. Sheffield (7)	50,542	*
Gerard H. Warner III (8)	9,753	*
Robert S. Weiss (9)	321,042	*
Albert G. White III (10)	308,371	*

All current directors and executive officers as a group (15 persons)	967,086	2.0%
*	Less than 1% ownership.

(1)	Includes 49,251 shares which Mr. Andrews could acquire upon the exercise of currently exercisable stock options.
(2)	Includes 1,766 shares which Ms. Jay could acquire upon the exercise of currently exercisable stock options.
(3)	Includes 1,766 shares which Mr. Kozy could acquire upon the exercise of currently exercisable stock options.
(4)

Includes 8,091 shares which Ms. Lindell could acquire upon the exercise of currently available stock options; all of Ms. Lindell’s exercisable options are held by estate planning trusts in which Ms. Lindell maintains 50% or greater control.

(5)	Includes 123,055 shares which Mr. McBride could acquire upon the exercise of currently exercisable stock options.
(6)

Includes 1,782 shares which Mr. Petersmeyer could acquire upon the exercise of currently available stock options; all of these exercisable options are held by an estate planning trust in which Mr. Petersmeyer maintains 50% or greater control.

(7)	Includes 45,280 shares which Ms. Sheffield could acquire upon the exercise of currently exercisable stock options.
(8)	Includes 7,247 shares which Mr. Warner could acquire upon the exercise of currently exercisable stock options.
(9)	Includes 177,202 shares which Mr. Weiss could acquire upon the exercise of currently exercisable stock options.
(10)	Includes 266,941 shares which Mr. White could acquire upon the exercise of currently exercisable stock options.

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EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is information regarding our executive officers (other than our CEO, who is also a director) as of February 1, 2023.

DANIEL G. MCBRIDE	Age: 58

Executive Vice President & Chief Operating Officer

Mr. McBride has served as Executive Vice President and Chief Operating Officer since November 2013. He also served as interim General Counsel and Secretary from March 2022 through July 2022. He previously served as President of CooperVision, our contact lens business, from February 2014 through February 2022, as our Chief Risk Officer from July 2011 through October 2013, as our General Counsel from November 2007 through January 2014, and as Vice President from July 2006 through October 2013. He served as Senior Counsel from February 2005 through November 2007. Prior to joining Cooper, Mr. McBride was an attorney with Latham & Watkins LLP from October 1998 to February 2005, concentrating on mergers and acquisitions and corporate finance matters. He holds a B.S. in Finance from Santa Clara University and a J.D. from Stanford Law School.

BRIAN G. ANDREWS	Age: 44

Executive Vice President, Chief Financial Officer & Treasurer

Mr. Andrews has served as Executive Vice President, Chief Financial Officer & Treasurer since December 2020. He previously served as our Senior Vice President, Chief Financial Officer & Treasurer from May 2018, and as Treasurer since January 2013 and Vice President since November 2014. He also served as Vice President, Global Logistics and Service for CooperSurgical, a position he held from June 2017 to May 2018. Mr. Andrews previously served as Assistant Treasurer for the Company from April 2006 to December 2012. Prior to joining Cooper, he held various corporate and investment banking positions at KeyBanc Capital Markets from 2002 to 2006 and at ING Barings from 2000 to 2001. He holds a B.A. in Economics from Columbia University.

HOLLY R. SHEFFIELD	Age: 52

President, CooperSurgical, Inc.

Ms. Sheffield has served as President of CooperSurgical, Inc., our women’s healthcare business, since July 2020. Previously, she served as Executive Vice President & Chief Strategy Officer from June 2018 to July 2020. Prior to joining Cooper, Ms. Sheffield had over 20 years of experience in investment banking. She joined Cooper from UBS Securities LLC, where she was a Managing Director, Global Head of Medical Technology from 2009 to May 2018. From 2000 to 2009, Ms. Sheffield was at Credit Suisse and from 1997 to 2000, Ms. Sheffield was at Donaldson, Lufkin & Jenrette until Credit Suisse acquired the firm. Ms. Sheffield currently serves on the board of Imperative Care, Inc., a private medical device company, and serves on the audit committee. She received a B.S. from Cornell University and an M.B.A. from Columbia Business School.

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GERARD H. WARNER III	Age: 58

President, CooperVision, Inc.

Mr. Warner has served as President, CooperVision, Inc. from February 2022. He previously served as Executive Vice President, Americas & Global Commercial Functions of CooperVision from April 2019 to January 2022 and as President, Americas from May 2015 to March 2019. Mr. Warner served in various other Vice President and Senior Vice President positions with CooperVision from May 2012 through April 2015. Prior to joining CooperVision, Mr. Warner spent 17 years at Bausch + Lomb in a variety of marketing and management roles. Mr. Warner earned a B.S. in Business Administration in Marketing from Villanova University and an M.B.A. from The Simon School of Business, University of Rochester.

NICHOLAS S. KHADDER	Age: 49

Vice President, General Counsel & Secretary

Mr. Khadder has served as Vice President, General Counsel & Secretary since August 2022. He previously served as general counsel of Standard BioTools, Inc. (formerly Fluidigm Corporation) from June 2016 to July 2022. From 2010 to June 2016, he held various positions at Amyris, Inc., including general counsel and corporate secretary from 2013 to June 2016. Previously, he served in senior corporate counsel roles at LeapFrog Enterprises, Inc. from August 2008 to September 2010, and at Protiviti Inc. (a subsidiary of Robert Half International Inc.) from June 2005 to July 2008. Mr. Khadder started his legal career as a corporate attorney at Fenwick & West LLP from October 1998 to May 2005. He holds an A.B. in English from the University of California, Berkeley and a J.D. from the University of California, Berkeley, School of Law.

AGOSTINO RICUPATI	Age: 56

Senior Vice President, Finance & Tax / Chief Accounting Officer

Mr. Ricupati has served as our Chief Accounting Officer since October 2017 and as Senior Vice President, Finance & Tax since July 2017. Mr. Ricupati previously served as Vice President, Tax for the Company from July 2013 to July 2017. Prior to joining Cooper, he served as International Tax Director for Intel Corp. from 2010 to 2013 and in various other senior finance and tax positions over the past 20 years. He holds a master’s degree from DePaul University and is a Certified Public Accountant.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our compensation program and the compensation decisions made by the OCC related to the compensation of our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers serving as of October 31, 2022 (collectively, our named executive officers, or “NEOs”) in the following roles:

Name	Title

Albert G. White III	President & Chief Executive Officer

Brian G. Andrews	Executive Vice President, Chief Financial Officer & Treasurer

Daniel G. McBride	Executive Vice President & Chief Operating Officer

Holly R. Sheffield	President, CooperSurgical, Inc.

Gerard H. Warner III	President, CooperVision, Inc.

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Fiscal 2022 Performance - The Year in Review

Fiscal 2022 was a strong year for CooperCompanies, with record revenues of $3.31 billion. Both our CooperVision and CooperSurgical businesses posted record revenues, and CooperSurgical exceeded $1 billion in revenue for the first time, supported by our acquisition of Generate Life Sciences. These results included CooperVision finishing the year posting its seventh consecutive quarter of double-digit organic revenue growth and CooperSurgical posting its eighth consecutive quarter of double-digit organic revenue growth for its fertility business. This was accomplished in a very difficult business environment with substantial supply chain challenges from ongoing COVID-19 constraints and the war in Ukraine, in conjunction with global inflationary pressures. Additionally, given our significant international operations, foreign currency had a notable negative impact on our as-reported results, especially our non-GAAP EPS.

Despite notable headwinds from foreign currency, inflation, and supply chain pressures, we maintained our strategic focus on long-term sustainable revenue growth and market share gains with targeted investments, including within our silicone hydrogel family of contact lenses, and our specialty contact lens and fertility businesses. Furthermore, we closed the largest acquisition in our history, made several important leadership enhancements, launched several new products, and improved our ESG efforts, including starting the operation of our new power plant in Puerto Rico, which will provide significant environmental benefits.

2022 Financial Highlights

	Budget Target	FY2022 Results (Constant Currency) (1)	FY2022 Results	Change YoY

Revenue:	$3.40 billion	$3.49 billion	$3.31 billion	13%

CooperVision:	$2.32 billion	$2.39 billion	$2.24 billion	4%

CooperSurgical:	$1.08 billion	$1.1 billion	$1.07 billion	38%

Non-GAAP (2) EPS:	$14.85	$14.57	$12.42	6%

Stock Price (10/31/2022):			$273.39	34%

(1)

Constant currency results used for consideration of achievement for annual cash incentive compensation. The impact of currency rates on our fiscal 2022 results is discussed in detail in the Consolidated Financial Statements and other disclosures included in our 2022 Annual Report.

(2)	For a reconciliation between GAAP and non-GAAP measures, see the “Reconciliation of Non-GAAP Financial Measures” section of this Proxy Statement.

In addition to record revenues and strong organic growth, we were able to make progress on multiple key initiatives during the 2022 fiscal year, including:

•	CooperVision launched a new MyDay® multi-focal lens and expanded its MyDay® toric parameters, giving us the widest range of one-day toric contact lenses on the market.

•	CooperVision continued growing its specialty eye care business, including:

○	Entering into a joint venture to commercialize SightGlass myopia management spectacle lenses, expanding availability in Europe and entering the China market.

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○	Launching MiSight® contact lenses in multiple new markets, including China, making the product available in 41 countries.

○	Expanding the parameter range offered for MiSight®, providing additional product options for customers.

○	Advancing multiple R&D efforts.

○

Partnering with numerous organizations to advance efforts around myopia control, including the World Council of Optometry, the International Myopia Institute, the International Association for the Prevention of Blindness, and others.

•

CooperSurgical completed the acquisition of Generate Life Sciences. This significant acquisition expanded our addressable fertility market into donor gamete (egg and sperm) and extended our obstetric reach into umbilical cord blood and tissue storage.

•	CooperSurgical also entered into an asset purchase agreement to acquire Cook Medical’s Reproductive Health business.

•	CooperVision and CooperSurgical each progressed multiple infrastructure improvements, including:

○	Commenced operation of a new, autonomous power plant for our CooperVision facility in Puerto Rico, providing reliable, cost-effective power with significant, positive environmental attributes.

○	Continued expansion of our distribution and packaging facilities, including the implementation of substantial automation to support growing operations.

○	Expansion of manufacturing operations to increase production capacity and centralize operations.

•

We continued to raise capital to support strategic projects, including closing a new $1.5 billion term loan to fund the acquisition of Generate Life Sciences and an $840 million 364-day term loan to expand funding and reduce costs.

•	We have received recognition from multiple sources as a “great place to work”, including:
○	Recognized as a Top 50 Inspiring Workplace in North America by The Inspiring Workplaces Group.
○	Awarded Top Great Place to Work for Large Manufacturing companies for the third year in a row and achieved Top 50 Innovative Workplace recognition.

○	Identified as one of Fortune’s Top 10 Best Large Workplaces in Manufacturing and Production™ for the second year in a row.

○	Certified as a Great Place to Work for the fourth consecutive year.

○	Achieved a score of 100% on the Human Rights Campaign Foundation’s Corporate Equality Index 2022.

•

We continued development of our ESG initiatives, as detailed in our ESG Report (which can be found on our website at https://www.coopercos.com/esg/). We encourage you to read the report for information regarding our ESG initiatives, including our continued efforts to reduce our reliance on fossil fuels and initiatives to reduce plastic waste.

Overall, we are proud of our successes during the 2022 fiscal year and our momentum entering fiscal 2023. The OCC took these efforts, and the resulting achievements, into consideration in its executive compensation decisions for fiscal 2022.

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Fiscal 2022 Compensation Highlights

Our executive compensation program is designed to support our business and compensation objectives and to reinforce our pay-for-performance culture. During fiscal 2022, we maintained our emphasis on performance-based compensation through achievement of financial goals in our 2022 Incentive Payment Plan (the “2022 IPP”) and use of long-term equity awards, granted as a combination of performance-based equity awards, granted as performance shares, and time-vested stock options and/or restricted stock units (“RSUs”).

In fiscal 2022, approximately 91% of Mr. White’s target total direct compensation was tied to financial and stockholder return outcomes, including 50% of his equity awards being granted in the form of performance shares, which vest based on financial performance over a three-year period. Approximately 79% of our other NEO’s target total direct compensation (on average) was tied to financial and stockholder return outcomes.

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* “All Other Compensation”, as discussed in footnote 4 to the Summary Compensation Table on page 41, represents less than 1% of total target direct compensation for our NEOs, including Mr. White.

Fiscal 2022 Incentive Payment Plan Result

Payments under the 2022 IPP were determined based on achievement of a mix of quantitative financial metrics, representing 75% of the target bonus opportunity, and non-financial goals, representing 25% of the target bonus opportunity. This approach reflects a change from the IPP bonus in prior years, when 25% of the target bonus for NEOs was determined based on the OCC’s discretionary evaluation of each NEO’s individual performance (in addition to 75% tied to quantitative financial metrics, which weighting was unchanged for this year).

The quantitative financial metrics selected for the 2022 IPP were revenue, and operating income or non-GAAP EPS, all measured on a constant currency basis. Non-financial goals selected for the 2022 IPP included operational, organizational, and business goals not explicitly reflected in the quantitative financial metrics selected for the 2022 IPP. The non-financial goals for our NEOs were generally aligned with the objectives approved by the Board for Mr. White at the beginning of the fiscal year, and determination of NEO achievement was dependent on the OCC’s assessment of executive performance against the designated goals.

The OCC’s decision to measure performance against specific non-financial goals in the 2022 IPP was finalized following a detailed review of our executive compensation program during fiscal 2021. This review, completed with input from the OCC’s independent compensation consultant, incorporated market perspective from our compensation peer group as well as an overall evaluation of our compensation philosophy and objectives. The OCC’s decision to transition from a discretionary determination of achievement to an evaluation of specific non-financial goals reflects the OCC’s objective of creating a more formal connection between annual performance-based cash incentive awards and key non-financial strategic objectives that are the foundation of long-term stockholder value creation.

On review of the fiscal 2022 financial results and assessment of achievement against the designated non-financial goals, the OCC certified overall achievement of between 114.5% to 142.7% of target for each of the NEOs. This included the OCC’s determination that the NEOs had met or exceeded the objectives set for the non-financial goals, resulting in achievement at 140% of target for the portion of annual bonuses based on those measures.

This determination, including quantitative achievement, the approved non-financial goals, and considerations in setting NEO achievement, is discussed in more detail below, starting on page 31.

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Consideration of 2022 Say-on-Pay Vote

The OCC considered the outcome of our annual “Say-on-Pay” vote in determining the design of our executive compensation program and the composition and levels of individual compensation packages for the 2022 fiscal year.

At our 2022 Annual Meeting approximately 91% of the votes cast on our Say-on-Pay proposal were voted in favor of the compensation program for our NEOs. The OCC viewed this an indication of support for our NEO compensation in fiscal 2021 and considered this result in setting compensation for fiscal 2022 as described in this Compensation Discussion and Analysis.

Compensation Governance

The OCC oversees our executive compensation program. In this capacity, the OCC regularly reviews our program to ensure that we maintain an effective and appropriate link between pay and performance and that our compensation practices do not encourage behaviors that could have adverse effects on the Company.

The OCC seeks to ensure we maintain sound governance and compensation policies and practices. In designing and overseeing our executive compensation program we strive to employ best practices, and the OCC works closely with its compensation consultant, management, and such other advisors as the OCC considers appropriate to properly assess our policies and practices.

THINGS WE DO:	THINGS WE DON’T DO:
Entirely independent OCC	No guaranteed annual salary increases
Assessment by OCC of link between compensation and performance at least annually	No guaranteed annual bonuses or long-term incentive awards
Review by OCC of executive compensation program and individual compensation packages at least annually	Prohibition on hedging and speculative transactions in Company securities by our officers and directors
Use of independent compensation consultants	No supplemental executive retirement plan or other executive deferred compensation plans
“Double-trigger” (change in control accompanied by an involuntary loss of employment) requirements for receipt of payments and benefits under employment agreements	No related party transactions without approval from our Corporate Governance and Nominating Committee
Annual review of management succession planning process	No repricing of long-term incentives without stockholder approval
Robust stock ownership guidelines applicable to our executive officers	No tax gross-ups for NEOs in connection with “change in control” payments
Limited perquisites based on specific business rationale

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THINGS WE DO:	THINGS WE DON’T DO:
Compensation recovery (“clawback”) policy applicable to executive officer incentive compensation

Exercise discretion to reduce annual cash incentive awards if determined necessary to ensure rigor required to earn incentive compensation

The OCC also regularly assesses the alignment between our executive compensation packages and our performance through:

•	Regular updates from management on our business results,

•	Review of our quarterly financial statements, management projections, and long-range plans,

•	Review of management reports on continued progress on long-term strategies,

•	Review of performance and market information regarding our peer group, and

•	Review of broader industry compensation data relative to our market and other companies of comparable size.

The OCC considers management input, the advice of its compensation consultant, and publicly available peer information to be valuable tools in evaluating the relationship between executive compensation and Company performance.

Compensation Objectives / Pay for Performance

Our executive compensation program is designed to provide market-competitive target total direct compensation opportunities for our NEOs based on a “pay for performance” philosophy and to align our NEOs’ interests with those of our stockholders by emphasizing certain principles:

•	Aligning compensation with performance by connecting executive compensation to financial measures that correlate strongly with stockholder returns,

•	Balancing short-term financial results with long-term strategic objectives,

•	Rewarding achievement of challenging corporate objectives, without encouraging inappropriate risk-taking,

•	Providing competitive pay packages aligned to market compensation practices, and

•	Maintaining sufficient flexibility to allow recognition of significant individual achievements by our executive officers.

The OCC believes that each element of executive compensation and the total compensation provided to each of our NEOs is reasonable, competitive, and appropriate. The OCC believes that our executive compensation program provides an appropriate mix of elements that will allow us to continue to attract, retain, and motivate a top-performing management team, without encouraging excessive or inappropriate risk-taking by our executive officers, and that our compensation arrangements create incentives that drive our continued strong financial performance.

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The compensation payable to our NEOs depends primarily on our financial performance and returns to our stockholders. This strategy has created strong financial and operational results and we have maintained steady growth and returns for our stockholders over the past decade. We consider our executive compensation program design to be integral to our success and believe the performance measures selected for use in our incentive compensation plans serve as significant drivers of our continued success.

Compensation Recovery Policy

As part of the OCC’s “pay for performance” philosophy, the OCC has adopted a policy for recovery of incentive-based compensation in the event of misconduct by our NEOs. Under the policy, in the event we are required to prepare an accounting restatement to correct an error that is material to previously issued financial statements, the Company may recover compensation granted or earned in connection with our incentive payment plans, equity compensation, or other incentive compensation plans in the three fiscal years prior to the recoverable event. The OCC administers the policy and it applies to all executive officers, including the NEOs.

Use of Compensation Consultants

In fiscal 2022, the OCC retained Compensia to provide information and analysis on the compensation of our executive officers and the non-employee members of our Board. The OCC maintains sole authority to determine the terms of Compensia’s retention and services, and a representative of Compensia generally attends OCC meetings.

The OCC has reviewed the nature of the relationship between itself and Compensia as an independent consulting firm, and its relationship with the members of Compensia as individuals, for potential conflicts of interest. In conducting this review, the OCC considered the factors identified by the SEC and the NYSE as possibly contributing to conflicts, including the scope of work performed for the OCC by Compensia, the fees paid to Compensia for services, and any personal or business relationships between our executive officers or members of the OCC and Compensia or its individual members. Based on its review, the OCC determined there were no conflicts of interest or potential conflicts of interest arising in connection with the OCC’s engagement of Compensia.

Role of Management

The OCC considers input from management regarding executive compensation and performance to be a valuable tool in setting appropriate compensation levels. In addition to recommendations regarding annual executive compensation, management also provides recommendations to the OCC regarding:

•	Selection of companies for our compensation peer group (as described further below),

•

Appropriate structure for our annual incentive payment plan, including financial performance measures, non-financial objectives, target performance levels, and calculation or determination of achievement levels,

•	Long-term incentive plan design and annual award allocations,

•	Employment terms and arrangements, and

•	Stock trading and incentive compensation recovery policies and ownership guidelines.

The OCC reviews management recommendations with its compensation consultant before making its own decisions on the compensation of our NEOs.

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Compensation Peer Group

The OCC uses a peer group for understanding and assessing competitive compensation levels and practices within our industry. Our compensation peer group is drawn from publicly-traded companies headquartered in the United States and is reviewed annually.

Recommendations for peer group companies are based on similarity of product lines or industry and similarity in company size as measured by annual revenue, market capitalization, operating margins, and other financial measures of organizational scope and complexity.

For fiscal 2022, companies in Healthcare Equipment, Healthcare Supplies, and Life Sciences Tools and Services industries with comparable business focuses and end markets (generally healthcare supplies or equipment and hospital or health-care provider end markets) were considered for inclusion in our compensation peer group. Our peer group selection criteria also targeted revenues between about $1.2 billion and $4.9 billion in the previous fiscal year (about 0.5x to 2.0x our own revenue) and market capitalizations between about $6.5 billion and $59 billion (about 0.3x to 3.0x our own market capitalization)

Our compensation peer group for fiscal 2022 comprised the following companies:

Agilent Technologies, Inc.	Illumina, Inc.
Align Technology, Inc.	Integra Lifesciences Holding Corporation
Bio-Rad Laboratories, Inc.	Masimo Corporation
Charles River Laboratories International, Inc.	PerkinElmer, Inc.
Dentsply Sirona, Inc.	ResMed, Inc.
DexCom, Inc.	Steris PLC
Edwards Lifesciences Corporation	Teleflex Incorporated
Hill-Rom Holdings. Inc. Hologic, Inc.	Waters Corporation

This group reflects updates from the peer group for fiscal 2021 as follows:

Removed

•	Haemonetics Corporation - fell below target revenue and market capitalization criteria

•	Varian Medical Corporation – acquired

Added

•	Charles River Laboratories International, Inc. – relevant business match within financial criteria

•	Steris PLC – relevant business match within financial criteria

Compensation Decision-Making

The OCC’s goal is generally to set all elements of NEO compensation within a competitive range, using a balanced approach that does not use rigid percentiles to target pay levels for each compensation element. For fiscal 2022, the OCC reviewed each element of compensation described below and set the target total direct compensation opportunities of our executive officers after taking into consideration the following factors:

•	A compensation analysis of competitive market data performed by Compensia,

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•	Each executive officer’s scope of responsibilities, skill set, prior experience, and time in their position,

•	The recommendations of our Chief Executive Officer, and

•	General market conditions.

The OCC does not assign relative weights or rankings to any of these factors and does not solely use any quantitative formula, target percentile, or multiple for establishing compensation among the executive officers or in relation to the competitive market data. Instead, the OCC relies upon its members’ knowledge and judgment in assessing the various qualitative and quantitative inputs it receives regarding each individual and makes compensation decisions accordingly.

Executive Compensation

The primary elements of our executive compensation program are designed to allow us to attract and retain qualified executive officers and to connect NEO compensation to stockholder returns and company objectives.

Base Salary	Provides a minimum level of competitive compensation for our executives

Annual Cash Incentive	Encourages achievement of short-term business goals as reflected in our annual operating budget

Long-Term Equity Incentives	Connects equity incentives to strategic objectives and priorities linked to long-term success, supports alignment between executives and stockholders, and encourages executive retention

The majority of NEO compensation is a combination of annual cash and long-term equity incentives. This creates a direct link between our performance and NEO compensation. Additionally, compensation is balanced between short-term and long-term factors to encourage attention to both annual financial and operational objectives and long-term strategic goals in order to drive long-term stockholder value creation.

Annual target total direct compensation for our NEOs is based on current role, recent changes to responsibilities, and overall execution of duties throughout the prior fiscal year. Company performance, internal compensation alignment, peer group practices, and competitive market changes and conditions are also considered.

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Base Salaries

We offer base salaries that are intended to provide a level of stable fixed compensation to our executive officers for performance of day-to-day services. Base salaries for our executive officers are generally reviewed annually to determine whether an adjustment is warranted or required, with any changes in base salary generally effective on the first day of our fiscal year.

Executive	2021 Base Salary	2022 Base Salary (1)	% Change

Albert G. White III	$925,000	$925,000	No change

Brian G. Andrews	$500,000	$550,000	10%

Daniel G. McBride	$700,000	$725,060	3.6%

Holly R. Sheffield	$525,000	$550,043	4.8%

Gerard H. Warner III	$375,950	$450,000	19.7%

(1)

Approved salaries for fiscal 2022 represent the salary approved by the OCC and may vary slightly from the reported salary actually paid to each NEO (as presented in the Summary Compensation Table on page 41) due to salary increases becoming effective on a calendar year basis.

Salary changes for fiscal 2022 generally align to budgeted increases across the employee population, with the exception of changes to Messrs. Andrews’ and Warner’s salaries. The OCC has incrementally increased Mr. Andrews’ salary during his tenure as Chief Financial Officer to more closely align with compensation for this role within our peer group. This is consistent with the OCC’s overall philosophy regarding retention of key talent and maintaining stable leadership for the Company.

Mr. Warner also received a more substantial increase in salary for fiscal 2022 in connection with his promotion to President of CooperVision. The promotion, which was announced in November 2021, took effect in February 2022, and the salary increase aligned Mr. Warner’s compensation with similar roles within the Company and our peer group.

Annual Cash Incentives – 2022 Incentive Payment Plan

At the beginning of each fiscal year, the OCC approves an Incentive Payment Plan (“IPP”) to provide annual performance-based cash incentive opportunities. The OCC sets participation levels under the IPP (target incentive opportunities) for our NEOs.

Each NEO’s annual incentive opportunity under the IPP is allocated into two components:

•	75% of the target is tied to quantitative, pre-established financial performance metrics, and
•	25% of the target is payable based on specified non-financial goals intended to recognize strategic, operational, and individual accomplishments.

This combination of financial metrics and non-financial goals encourages our executive officers, including our NEOs, to focus on both our immediate business objectives and short-term financial performance, as well as other non-financial factors that support longer-term performance.

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Achievement levels for the quantitative financial performance metrics used in the IPP are based on targets in our annual operating budget, and achievement against the non-financial goals is based on the OCC’s assessment of individual performance by the NEOs.

Target incentive opportunities under the IPP are calculated as a designated percentage of base salary for the fiscal year, and that percentage controls the potential award that can be achieved under the IPP as follows:

Total Bonus Paid ($)	=	Base Salary ($)	X	IPP Participation Level (%)	X	Financial Metric and Non-Financial Goal Achievement (%)

Quantitative Financial Performance Component

Quantitative financial performance measures and related target levels for the 2022 IPP were based on our annual operating budget, as approved by our Board at the beginning of fiscal 2022. Achievement for Messrs. White and Andrews was based on overall Revenue and non-GAAP EPS, adjusted for currency fluctuations. Achievement for Mr. Warner and Ms. Sheffield was based on revenue and operating income, adjusted for currency fluctuations, for each of CooperVision and CooperSurgical, respectively. Achievement for Mr. McBride was based 50% on overall revenue and non-GAAP EPS and 50% on Revenue and Operating Income, adjusted for currency fluctuations, of CooperVision. The weighting of these financial metrics is described below under “Financial Objective Achievement.”

The table below describes the relationship between how an award would be earned based on Company performance for each of the financial performance measures included in the 2022 IPP. No award would be payable with respect to any financial performance measure that did not reach its minimum achievement threshold. The maximum award for each NEO with regard to any individual financial performance measure was capped at 200%.

IPP Achievement Required to Attain Payout (1)

Performance Measure	Threshold	Target	Maximum

Revenue (Constant Currency)	95%	100%	105%

Non-GAAP EPS (Constant Currency)	90%	100%	110%

Operating Income	90%	100%	110%

(1)

Potential payments at each of Threshold, Target and Maximum are presented in the Grants of Plan Based Awards Table on page 42. Target achievement provides for payout of 100% of target bonus amounts and maximum achievement is capped at 200% of the target bonus amount.

Adjustments to Quantitative Financial Metrics and Achievement

The 2022 IPP provides for adjustment to quantitative financial performance metrics for acquisitions and/or divestitures and other items during the fiscal year as determined by the Board. In making such adjustments, the OCC considers a report provided by management on variances to the budget goals for Revenue, Operating

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Income, and non-GAAP EPS that highlights key variances including non-recurring, non-controllable, and/or discretionary items. The OCC may elect to include or exclude certain of these items for purposes of determining the achievement against the financial metrics.

The OCC has discretionary authority to reduce, by up to 25%, the amount awarded based the financial metric component of the annual cash incentive, regardless of achievement levels, to the extent the OCC considers such reduction to be in the Company’s best interests based on any facts and circumstances. Award payments could also be reduced or wholly eliminated by the OCC if a review of the results for the first two months of fiscal 2023 reflected anomalous unfavorable events that were attributable to fiscal 2022.

Non-Financial Performance Component

Non-financial goals for the 2022 IPP were selected by the OCC at the beginning of fiscal 2022 to reflect operational, organizational, and business goals not directly reflected in the quantitative financial measures for the year. Achievement against the designated non-financial goals depended on the OCC’s assessment of individual performance by the NEOs against the agreed objectives, subject to a cap on maximum achievement at 200%.

In determining achievement for the NEOs, the OCC considered Mr. White’s assessment of each NEOs performance against the selected objectives as well as the OCC’s own evaluation of such performance and recommendations from Compensia.

Overall 2022 IPP Achievement

Based on the OCC’s determination of achievement against the selected quantitative metrics and non-financial goals for fiscal 2022, the OCC approved the following awards for each NEO under the 2022 IPP.

Named Executive Officer	Participation Level		Financial Metrics		Non-Financial Goals		Award Payout (1)
	($)	(% of Base Salary)	Achievement	Goal Weighting	Achievement	Goal Weighting	($)	(% of Target)	(% of Base Salary)

A. White	$1,156,250	125%	131.6%	75%	140%	25%	$1,544,750	133.6%	167.0%

B. Andrews	$385,000	70%	131.6%	75%	140%	25%	$506,567	133.6%	93.5%

D. McBride	$580,048	80%	137.6%	75%	140%	25%	$796,435	138.1%	110.5%

H. Sheffield	$412,532	75%	106.0%	75%	140%	25%	$468,755	114.5%	85.9%

G. Warner	$292,500	65%	143.6%	75%	140%	25%	$391,595	142.7%	89.5%
(1)

Mr. McBride’s achievement reflects weighting based on CooperVision performance due to his role as President, CooperVision prior to Mr. Warner’s promotion and Mr. Warner’s achievement reflects weighting for his prior role and his service as President, CooperVision.

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Achievement levels and awards paid reflect amounts approved based on the performance detailed below.

Financial Objective Achievement

Financial objective achievement under the 2022 IPP was determined by division as follows:

Overall

(Basis of financial objective achievement for Messrs. White and Andrews and 50% of achievement for Mr. McBride.)

Financial Metric (Constant Currency)	Budget Target ($ in Millions; except EPS)	Metric Weighting	Achievement ($ in Millions; except EPS) (% of Target)	Weighted Achievement Under 2022 IPP (% of Target)
Revenue (1)	$3,398.30	50%	$3,486.4 (102.6%)	75.9% (151.8%)
Non-GAAP EPS (2)	$14.85	25%	$14.57 (98.2%)	22.7% (90.8%)

Total Achievement:		75%		98.6% (131.6%)
(1)

Revenue as reported was $3,308.4 million versus 2022 IPP achievement of $3,486.4 million. The difference is due to adjustment to the foreign exchange rate used in connection with our annual budget. The foreign exchange rate used to compute the budget target was the same rate used for the 2022 IPP achievement calculation.

(2)	Non-GAAP EPS as reported to investors was $12.42 versus 2022 IPP achievement of $14.57. The difference is due to adjustment to the foreign exchange rate used in connection with our annual budget.

CooperVision

(Basis of financial objective achievement for Mr. Warner and 50% of basis for Mr. McBride.)

Financial Metric (Constant Currency)	Budget Target ($ in Millions)	Metric Weighting	Achievement ($ in Millions) (% of Target)	Weighted Achievement Under 2022 IPP (% of Target)

Revenue (1)	$2,319.7	50%	$2,389.5 (103%)	80.1% (160.2%)

Operating Income	$650.0	25%	$656.7 (101%)	27.6% (110.3%)

Total Achievement:		75%		107.7% (143.6%)
(1)

Revenue for CooperVision as reported was $2,243.3 million versus 2022 IPP achievement of $2,389.5 million. The difference is due to adjustment to the foreign exchange rate used in connection with our annual budget and adjustment for acquisitions in the 2022 fiscal year. The foreign exchange rate used to compute the budget target was the same rate used for the 2022 IPP achievement calculation.

CooperSurgical

(Basis of financial objective achievement for Ms. Sheffield.)

Financial Metric (Constant Currency)	Budget Target ($ in Millions)	Metric Weighting	Achievement ($ in Millions) (% of Target)	Weighted Achievement Under 2022 IPP (% of Target)

Revenue (1)	$1,078.6	50%	$1,096.8 (101.7%)	66.9% (133.8%)

Operating Income	$305.5	25%	$275.3 (90.1%)	12.6% (50.5%)

Total Achievement:		75%		79.5% (106.0%)
(1)

Revenue for CooperSurgical as reported was $1,065.1 million versus 2022 IPP achievement of $1,078.6 million. The difference is due to adjustment to the foreign exchange rate used in connection with our annual budget and adjustment for acquisitions in the 2022 fiscal year. The foreign exchange rate used to compute the budget target was the same rate used for the 2022 IPP achievement calculation.

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A full discussion of our financial results can be found in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations of our 2022 Annual Report. For a reconciliation between reported GAAP and non-GAAP measures, see the “Reconciliation of Non-GAAP Financial Measures” on page 83.

Non-Financial Objective Achievement

The non-financial goals selected by the OCC in December 2021 for fiscal 2022 were:

Category	Goals
Operational

•  Advance our global myopia management portfolio (CooperVision)

•  Drive growth and market share for our 1-day silicone hydrogel portfolio (CooperVision)

•  Ensure success within our fertility business (CooperSurgical)

•  Continue to address long-term effects of the COVID-19 pandemic

•  Raise additional capital to support business activities

Organizational	• Ensure an effective and scalable organizational structure • Support global organizational initiatives to remain an “employer of choice”
Business	• Execute successful M&A strategies • Increase investor relations activities • Advance ESG efforts both internally and externally

On review of performance for the year, the OCC determined that the NEOs had met or exceeded the non-financial goals and set achievement at 140% of target for the 25% of each NEO’s target incentive opportunity based on such goals. The OCC’s determination was based on its own assessment of the NEO’s accomplishments rather than a formulaic determination of achievement.

In making its determination, the OCC considered the following achievements against the selected objectives during the 2022 fiscal year.

Goals	Key Achievements
Myopia Management Portfolio

•  Annual revenue of $93 million, up 45% organically over prior fiscal year

•  Launched MiSight® contact lenses myopia correction in additional countries, including China

•  Expanded available MiSight® parameter range
Initiated pilot programs for SightGlass myopia management eyeglasses in multiple countries

1-Day Silicone Hydrogel Portfolio

•  Record revenues with growth of 24%, driving daily market share to 20%

•  Launched MyDay® multi-focal contact lenses and expanded MyDay® toric availability

•  Launched the clariti® contact lens product in Japan

Fertility Business

•  Record revenues of $431.6 million, up 35% (in constant currency) over prior fiscal year, driven by organic growth and acquisitions

•  Continued to expand globally, grow market share, and launch new products

COVID-19 Pandemic Impacts

•  Strongly supported employees, proactively managed global disruptions (including numerous logistics challenges) and delivered strong financial results, while advancing strategic initiatives including expanding, and upgrading, internal infrastructure

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Goals	Key Achievements
Raise Additional Capital	• Closed a new $1.5 billion term loan to fund the acquisition of Generate Life Sciences and an $840 million 364-day term loan to expand funding and reduce costs
Organizational Development / “Employer of Choice”

•  Recognized as a Top 50 Inspiring Workplace in North America by The Inspiring Workplaces Group

•  Awarded Top Great Place to Work for Large Manufacturing companies for the third year in a row and achieved Top 50 Innovative Workplace recognition

•  Upgraded talent recognition and leadership development programs

•  Expanded employee resource groups (“ERGs”), launching a Mental Health & Wellness ERG

Execute M&A Strategies

•  Closed acquisition of Generate Life Sciences, the largest acquisition in the company’s history

•  Entered into asset purchase agreement to acquire Cook Medical’s reproductive health business

•  Entered into joint venture to commercialize myopia management spectacle lenses

•  Closed several other strategic acquisitions and investments

Increase IR Activities	• Increased participation in conferences and roadshows, both in-person and virtually • Increased proactive out-reach for follow-up calls following earnings announcements
Advance ESG Efforts

•  Published second ESG Highlights Report with focus on improved data reporting

•  Started operation of new power plant in Puerto Rico with significant environmental benefits

•  Expanded plastic neutral program to 28 countries and expanded plastic neutral contact lens commitment to MyDay® products

•  Completed Zero Waste to Landfill baseline assessment and waste stream.

•  Increased number of LEED/BREEAM certified facilities globally

Long-Term Incentive Compensation

For fiscal 2022, the OCC used a combination of time-vested and performance-based equity awards to deliver long-term incentive compensation to our NEOs. In setting equity compensation for our executive officers, the OCC discusses appropriate award design with Compensia and management to drive long-term focus on strategic objectives. The OCC also reviews historical grant levels based on the role and position of each executive officer, as well as economic and accounting implications, when determining the type and appropriate size of individual awards.

In setting award levels, the OCC considered market practices, management recommendations, and a competitive market analysis provided by Compensia. Equity awards are generally granted in the first quarter of each fiscal year, after financial results for the prior fiscal year are available.

The OCC sets the grant value and type of awards granted to our NEOs based on an assessment of the value and type of awards granted by our peers and targets values to be competitive relative to comparable executive positions. Once the grant value is set, the number of shares underlying individual awards is determined based on the grant value, the stock price on the date of grant, and the accounting assumptions in accordance with FASB Accounting Standards Codification Topic 718 (“ASC 718”). For fiscal 2022, stock options were valued at approximately 22.3% of the stock price on the date of grant.

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In setting award levels, the OCC considered competitive market practices and the recommendations provided by Compensia.

Grants to NEOs in 2022 Fiscal Year
Name	Stock Options		RSUs		Performance Shares
	Grant Date Fair Value (1)	Shares Underlying Options Granted (2)	Grant Date Fair Value (1)	RSUs Granted (3)	Grant Date Fair Value (1)	Performance Shares Granted (4)
Albert G. White III	$4,625,000	50,994	$-0-	-0-	$4,625,000	11,387
Brian G. Andrews	$925,000	10,199	$-0-	-0-	$925,000	2,277
Daniel G. McBride	$1,250,000	13,782	$-0-	-0-	$1,250,000	3,078
Holly R. Sheffield	$950,000	10,474	$-0-	-0-	$950,000	2,339
Gerard H. Warner III (5)	$625,000	6,891	$625,000	1,539	$-0-	-0-
	$250,000	2,756	$250,000	616	$-0-	-0-

(1)

Amounts represent the grant values approved by the OCC and may vary slightly from the reported grant date fair values (presented in the Summary Compensation Table on page 41) due to mathematical rounding of fractional shares. For a discussion of valuation assumptions, see Note 9, Stock Plans, in our Notes to Consolidated Financial Statements included in our 2022 Annual Report.

(2)

Stock options granted in fiscal 2022 generally vest ratably, in annual installments, over a four-year period starting on the first anniversary of the date of grant, except the option to purchase 2,756 shares granted to Mr. Warner, which constituted a promotion grant and will vest in equal portions on the third and fourth anniversaries of the date of grant. All options presented have an exercise price of $406.17, which was equal to the closing trading price of a share of our common stock on the date of grant.

(3)

RSUs granted to Mr. Warner in fiscal 2022 vest over four years, with the 1,539 RSUs awarded as part of his annual grant vesting equally on January 8th in each of 2023, 2024, 2025 and 2026 and the 616 RSUs awarded as part of his promotion grant vesting equally on each of January 8, 2025, and January 8, 2026.

(4)

Performance shares granted in fiscal 2022 will vest in full at the end of fiscal 2024 if designated performance targets are met. Each performance share constitutes the right to be issued up to 2 shares of our common stock at maximum achievement. Awards granted are presented here at target number of shares to be awarded.

(5)

Mr. Warner’s total award value reflects an increase to align with his new responsibilities. The OCC elected to split his award and to make a portion of the awards subject to deferred vesting. Under this split, $500,000 of the approved award value was awarded as options and RSUs vesting in equal portions in each of the third and fourth years after the date of grant. The balance of the time-based equity granted to Mr. Warner vests on our usual schedule over 4 years.

Time-Vested Equity (Stock Options and RSUs)

The OCC believes that time-vested equity awards have strong retention value while also closely linking executive compensation to stockholder gains. Time-vested equity awards granted to our executive officers, including our NEOs, are made in the form of stock options and/or RSUs. Stock options only have value to the recipient if we also have growth in our stock price, putting a portion of the executive officers’ compensation at risk of no return, and RSUs provide guaranteed value if the executive officer remains with the Company. Both award types provide the opportunity for long-term gain tied to stockholder returns while also encouraging longevity and stable management for the Company.

Before the date of grant, each executive officer, including the NEOs, can choose to receive their time-vested award as stock options, RSUs, or a 50/50 combination of the two award types. The OCC retains the authority to set awards as it determines appropriate, regardless of such elections, but it believes that soliciting input from our executive officers enhances the retention value of long-term equity compensation.

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Our time-vested equity awards generally vest annually in equal portions over a four-year period, but awards outside of the regular grant cycle or for special purposes may have different vesting. In fiscal 2022, a portion of Mr. Warner’s time-vested equity award was set to vest in equal portions in each of the third and fourth years after the date of grant.

Mr. Warner’s total award value includes an increase in connection with his promotion to President of CooperVision designed to align his compensation with his new responsibilities and peer compensation for similar roles. For this first year in his new role, the OCC additionally structured his award such that a portion of the total award is subject to the deferred vesting structure described above. This was done to encourage retention in the new role, and future awards to Mr. Warner are expected to follow the usual vesting structure for time-based equity grants to our NEOs.

Performance-Based Equity (Performance Shares)

In fiscal 2022, our NEOs, other than Mr. Warner, received 50% of their total equity grant value in the form of performance-based equity awards, granted as performance shares. (Mr. Warner’s equity awards will include performance-based awards starting with fiscal 2023.) These awards require achievement of pre-established increases in non-GAAP earnings per share (“EPS”) over a three-year performance period and are designed to reflect the direct influence of our NEOs on our long-term financial performance.

The OCC has selected growth in compounded, adjusted EPS calculated on a constant currency basis over a three-year period as the performance measure for these awards due to its belief that this measure provides a strong link to stockholder returns. Shares are released under these awards based on a sliding scale between 50% and 200% of target, assuming threshold achievement is met. The target number of shares to be received on vesting of performance shares is set based the grant value of the award and the share price on the date of grant.

In setting criteria for performance shares, the OCC considers our ongoing performance and the level of achievement under prior performance share awards. Target achievement levels are set to require significantly challenging, but attainable, results and reflect high single-digit to low double-digit percentage growth over time. These targets ensure that even achievement at the threshold levels for payout represents solid growth for the Company and stockholders.

The OCC reviews these target achievement levels with Compensia to ensure that they are reasonable and appropriate. The OCC also considers the objectives for long-term growth set by our Board, the Company’s historical achievements, and the OCC’s goals for executive compensation.

Employee Benefits & Perquisites

Our NEOs are eligible to receive benefits under programs provided to our employees generally, including participation in our 401(k) plan (with matching contributions), benefits under our Retirement Income Plan (a defined benefit plan), and our health, life, and disability insurance programs. Matching contributions to our 401(k) plan for the NEOs are equal to the matching contributions provided to employees generally, matching 50% of employee contributions up to $8,000 (for a maximum benefit of $4,000 per year). Benefits under the Retirement Income Plan are discussed in more detail in the Narrative to the Pension Benefits Table on page 46.

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Our NEOs also receive limited perquisites or other personal benefits, generally in the form of automobile allowances, and, in prior years, income attributable to life insurance policies, and some limited reimbursement for partner travel to business functions and relocation assistance. We only provide perquisites or other personal benefits to our executive officers, including our NEOs, in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

Executive Employment Agreements

The OCC considers maintaining a stable and effective management team essential to protecting our, and our stockholders’, best interests. Accordingly, the Company entered into employment agreements with each of the NEOs (other than Mr. Warner, who was not an NEO at the time) as of November 2018. The employment agreements provide for severance payments on termination of employment for various reasons, including in connection with a change in control. These agreements provide severance benefits that the OCC has determined are competitive with market practice as well as double-trigger severance benefits for a termination in connection with a change in control, which is intended to encourage their continued attention, dedication, and continuity with respect to their roles and responsibilities without the distraction that may arise from the possibility or occurrence of a change of control of Cooper.

Mr. Warner is eligible for change in control severance benefits under our Change in Control Severance Plan adopted on May 21, 2007. This plan provides for payments on termination of employment in connection with a change in control. Mr. Warner is subject to our standard policies regarding severance in the event of termination for reasons other than in connection with a change in control.

All executive agreements and the Change in Control Severance Plan are discussed in more detail in the section titled Potential Payments on Termination or a Change in Control on page 47.

Stock Ownership Guidelines

We maintain stock ownership guidelines that require each of our executive officers to maintain a stock ownership level equal to a specific multiple of their annual base salary as set out below.

There is no required time period for the executive officers to achieve the required ownership. While ownership is below the set guideline the executive officers are expected to hold shares acquired from equity awards until the guidelines are met.

In addition to directly held shares, the potential value of vested stock options and unvested RSUs are credited in consideration of whether ownership requirements have been met.

Guideline (as multiple of base salary)
5x base salary – Chief Executive Officer	Must hold 75% of the shares acquired from equity awards, net of taxes and any exercise cost, until guidelines are met.
2x base salary - Other Executive Officers	Must hold 50% of the shares acquired from equity awards, net of taxes and any exercise cost, until guidelines are met.

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As of October 31, 2022, all of our NEOs were in compliance with the applicable stock ownership guidelines.

Tax Deductibility of Compensation

The OCC considers ways to maintain tax deductibility of the compensation for our executive officers, however, the OCC has the discretion to approve, and it is likely that the Company will pay, compensation which will not be deductible under the Internal Revenue Code.

Report of the Organization & Compensation Committee

The Organization & Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the OCC has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended October 31, 2022.

ORGANIZATION & COMPENSATION COMMITTEE

Colleen E. Jay (Chair)

William A. Kozy

Teresa S. Madden

Gary S. Petersmeyer

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below shows compensation paid during fiscal years 2022, 2021, and 2020 to the individuals who served as our NEOs during the past fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (1) ($)	Change in Pension Value (3) ($)	All Other Compensation (4) ($)	Total Compensation ($)

Albert G. White III	2022	$925,000	$0	$4,625,058	$4,625,156	$1,544,750	$0	$16,000	$11,735,964

President & Chief Executive	2021	$925,000	$375,781	$4,249,836	$4,249,824	$1,127,344	$51,121	$16,000	$10,994,906

Officer	2020	$925,000	$867,188	$0	$7,700,008	$0	$73,576	$18,255	$9,584,027

Brian G. Andrews	2022	$541,667	$0	$924,849	$925,049	$506,567	$0	$16,000	$2,914,132

Executive Vice President, Chief	2021	$500,000	$113,750	$824,936	$824,993	$341,250	$39,503	$16,000	$2,660,432

Financial Officer & Treasurer	2020	$500,000	$243,750	$0	$1,475,014	$0	$61,739	$18,259	$2,298,762

Daniel G. McBride	2022	$720,886	$0	$1,250,191	$1,250,027	$796,435	$0	$16,000	$4,033,539

Executive Vice President & Chief	2021	$700,000	$182,000	$1,175,170	$1,174,934	$546,000	$59,569	$16,000	$3,853,673

Operating Officer	2020	$700,000	$420,000	$0	$2,159,972	$0	$80,289	$16,997	$3,377,259

Holly R. Sheffield	2022	$545,869	$0	$950,032	$949,992	$468,755	$0	$15,850	$2,930,497

President, CooperSurgical, Inc.	2021	$525,000	$119,438	$875,068	$874,936	$358,313	$39,851	$16,000	$2,808,605

	2020	$525,000	$255,937	$0	$1,694,012	$0	$37,303	$34,465	$2,546,717

Gerard H. Warner III	2022	$437,671	$0	$875,296	$874,983	$391,595	$0	$32,511	$2,612,056

President, CooperVision, Inc.

(1)

Amounts shown in the “Non-Equity Incentive Plan Compensation” column reflect annual cash incentives earned under the 2022 Incentive Payment Plan. The structure of our Incentive Payment Plan is discussed in more detail below in the narrative discussion following the Grants of Plan Based Awards Table on page 42 and in our Compensation Discussion and Analysis on page 21.

(2)

Amounts shown in the “Option Awards” and “Stock Awards” columns reflect the aggregate grant date fair value of stock option, RSUs, and performance shares granted to each Named Executive Officer in accordance with ASC 718, Compensation-Stock Compensation. Performance share award values are presented at Target achievement. For a discussion of valuation assumptions, see Note 9, Stock Plans, in our Notes to Consolidated Financial Statements included in our 2022 Annual Report. The performance share values as of the grant date, assuming that the highest level of performance is achieved, are:

Albert G. White III	$9,250,116
Brian G. Andrews	$1,849,698
Daniel G. McBride	$2,500,383
Holly R. Sheffield	$1,900,063

These awards are discussed in more detail below in the narrative discussion following the Grants of Plan Based Awards Table on page 42 and in the Compensation Discussion and Analysis on page 21.

(3)

Change in value of accumulated pension benefits for the 2022 fiscal year was calculated as the difference between the value of accumulated benefits on October 31, 2022 and the value of accumulated benefits on October 31, 2021. Present value of accumulated benefits at October 31, 2022 are based on a 5.74% discount rate and the Pri-2012 mortality rates with projection scale MP-2021 and the value of accumulated benefits on October 31, 2021 are based on a 2.76% discount rate and the Pri-2012 mortality rates with projection scale MP-2021.

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The accumulated pension value for the NEOs decreased in fiscal 2022 as follows:

Albert G. White III	$(189,338)
Brian G. Andrews	$(178,295)
Daniel G. McBride	$(178,773)
Holly R. Sheffield	$(20,661)
Gerard H. Warner III	$(88,536)

(4)

Amounts included in the “All Other Compensation” column for fiscal 2022 represent matching contributions under our 401(k) Plan ($4,000) and annual automobile allowance ($12,000) for each of the NEOs. Amounts for Mr. Warner also include personal travel costs ($16,511) for airfare, food, lodging, and other expenses paid in connection with Company events and determined to not be reimbursable expenses under IRS regulations.

Grants of Plan Based Awards Table

This table presents information regarding the possible awards payable under our 2022 IPP and the value of certain equity awards granted to our NEOs in the 2022 fiscal year. Our equity grant practices and calculation of awards under the 2022 IPP are discussed in more detail below and in the Compensation Discussion and Analysis on page 21.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or of	All Other Option Awards: Number of Securities Underlying Options (4) (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards (5) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units(3) (#)
Albert G. White III	12/7/2021	$144,531	$1,156,250	$2,312,500	-	-	-	-	-	-	$0

	12/7/2021	-	-	-	-	-	-	-	50,994	$406.17	$4,625,156

	12/7/2021	-	-	-	5,694	11,387	22,774	-	-	-	$4,625,058
Brian G. Andrews	12/7/2021	$48,125	$385,000	$770,000	-	-	-	-	-	-	$0

	12/7/2021	-	-	-	-	-	-	-	10,199	$406.17	$925,049

	12/7/2021	-	-	-	1,139	2,277	4,554	-	-	-	$924,849
Daniel G. McBride	12/7/2021	$72,506	$580,048	$1,160,096	-	-	-	-	-	-	$0

	12/7/2021	-	-	-	-	-	-	-	13,782	$406.17	$1,250,027

	12/7/2021	-	-	-	1,539	3,078	6,156	-	-	-	$1,250,191
Holly R. Sheffield	12/7/2021	$51,567	$412,532	$825,065	-	-	-	-	-	-	$0

	12/7/2021	-	-	-	-	-	-	-	10,474	$406.17	$949,992

	12/7/2021	-	-	-	1,170	2,339	4,678	-	-	-	$950,032
Gerard H. Warner III	12/7/2021	$36,563	$292,500	$585,000	-	-	-	-	-	-	$0

	12/7/2021	-	-	-	-	-	-	-	9,647	$406.17	$874,983

	12/7/2021	-	-	-	-	-	-	2,155	-	-	$875,296

(1)

Amounts reported in these columns represent the threshold, target, and maximum cash bonus amounts which could have been paid to each NEO under our 2022 IPP, which was approved on December 7, 2021. Target amounts represent the potential bonus that would be paid on 100% achievement of approved goals under the IPP. Threshold amounts represent the minimum achievement necessary for payment on only the lowest weighted quantitative factor. All awards are capped at a maximum of 200% of the target annual performance-based cash incentive opportunity. The final award amounts for the 2022 IPP were approved on December 13, 2022 and are included in Summary Compensation Table on page 41.

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(2)

Amounts represent the threshold, target, and maximum amounts of shares distributable under performance shares granted on December 7, 2021 under our 2007 Long-Term Incentive Plan. Awards will vest on the achievement of specified levels of non-GAAP EPS in the 2024 fiscal year.

(3)

Stock awards reported in this column were granted as restricted stock units. Awards were granted on December 7, 2021 and vest ratably over four years from the date of grant, other than 616 restricted stock units granted to Mr. Warner, which vest in two equal installments on the third and fourth anniversaries of the date of grant.

(4)

Option awards reported in this column were granted with an exercise price equal to the closing trading price of our common stock on December 7, 2021 and will expire if not exercised prior to the tenth anniversary of the grant date, or earlier in the event of a termination of employment. These awards will vest ratably over four years from the date of grant, other than the option to purchase 2,756 shares of our common stock granted to Mr. Warner, which vest in two equal installments on the third and fourth anniversaries of the date of grant.

(5)

Amounts reported in the “Grant Date Fair Value of Stock and Option Awards” column represent the grant date fair value of the awards granted in the 2022 fiscal year calculated in accordance with ASC 718. For a discussion of valuation assumptions, see Note 9, Stock Plans, in our Notes to Consolidated Financial Statements included in our 2022 Annual Report.

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Outstanding Equity Awards at Fiscal Year End Table

This table provides information regarding the equity award holdings of the NEOs as of the end of the 2022 fiscal year.

		Option Awards					Stock Awards
									Equity Incentive Plan Awards

Name	Award Grant Date	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable)(1) (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested(2) ($)	Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested(2) ($)
Albert G. White III	12/13/2016	28,748	0	$175.31	12/13/2026		0	$0	0	$0
	12/12/2017	17,480	4,369	$229.66	12/12/2027	(3)	0	$0	0	$0
	12/12/2017	17,272	0	$229.66	12/12/2027		0	$0	0	$0
	5/1/2018	22,988	11,491	$230.09	5/1/2028	(4)	0	$0	0	$0
	12/11/2018	54,356	36,236	$254.77	12/11/2028	(3)	0	$0	0	$0
	12/10/2019	43,725	65,588	$304.54	12/10/2029	(3)	0	$0	0	$0
	12/8/2020	12,636	37,909	$345.74	12/8/2030		0	$0	0	$0
	12/8/2020	0	0		12/8/2030	(7)	0	$0	6,146	$1,680,255
	12/7/2021	0	50,994	$406.17	12/7/2031		0	$0	0	$0
	12/7/2021	0	0		12/7/2031	(8)	0	$0	5,694	$1,556,683
Brian G. Andrews	12/9/2015	3,356	0	$131.60	12/9/2025		0	$0	0	$0
	12/13/2016	2,841	0	$175.31	12/13/2026		0	$0	0	$0
	12/12/2017	3,110	776	$229.66	12/12/2027	(3)	0	$0	0	$0
	12/12/2017	1,779	0	$229.66	12/12/2027		0	$0	0	$0
	12/12/2017	0	0		12/12/2027	(9)	108	$29,526	0	$0
	5/1/2018	2,874	1,436	$230.09	5/1/2028	(4)	0	$0	0	$0
	12/11/2018	10,871	7,247	$254.77	12/11/2028	(3)	0	$0	0	$0
	12/10/2019	8,376	12,564	$304.54	12/10/2029	(3)	0	$0	0	$0
	12/8/2020	2,453	7,359	$345.74	12/8/2030		0	$0	0	$0
	12/8/2020	0	0		12/8/2030	(7)	0	$0	1,193	$326,154
	12/8/2020	0	0		12/8/2030	(14)	1,446	$395,322	0	$0
	12/7/2021	0	10,199	$406.17	12/7/2031		0	$0	0	$0
	12/7/2021	0	0		12/7/2031	(8)	0	$0	1,139	$311,391
Daniel G. McBride	12/13/2016	28,748	0	$175.31	12/13/2026		0	$0	0	$0
	12/12/2017	17,480	4,369	$229.66	12/12/2027	(3)	0	$0	0	$0
	12/12/2017	17,272	0	$229.66	12/12/2027		0	$0	0	$0
	12/11/2018	19,766	13,177	$254.77	12/11/2028	(3)	0	$0	0	$0
	12/10/2019	12,266	18,398	$304.54	12/10/2029	(3)	0	$0	0	$0
	12/8/2020	3,494	10,480	$345.74	12/8/2030		0	$0	0	$0
	12/8/2020	0	0		12/8/2030	(7)	0	$0	1,700	$464,763
	12/7/2021	0	13,782	$406.17	12/7/2031		0	$0	0	$0
	12/7/2021	0	0		12/7/2031	(8)	0	$0	1,539	$420,747
Holly R. Sheffield	6/4/2018	13,146	4,382	$226.30	6/4/2028	(5)	0	$0	0	$0
	6/4/2018	0	0		6/4/2028	(5)	1,104	$301,823	0	$0
	12/11/2018	7,412	4,941	$254.77	12/11/2028	(3)	0	$0	0	$0
	12/11/2018	0	0		12/11/2028	(10)	1,177	$321,780	0	$0
	12/10/2019	9,620	14,429	$304.54	12/10/2029	(3)	0	$0	0	$0
	12/8/2020	2,602	7,804	$345.74	12/8/2030		0	$0	0	$0
	12/8/2020	0	0		12/8/2030	(7)	0	$0	1,266	$346,112
	12/7/2021	0	10,474	$406.17	12/7/2031		0	$0	0	$0
	12/7/2021	0	0		12/7/2031	(8)	0	$0	1,170	$319,866
Gerard H. Warner III	12/12/2017	535	0	$229.66	12/12/2027		0	$0	0	$0
	12/12/2017	0	0		12/12/2027	(9)	391	$106,895	0	$0
	12/11/2018	3,342	3,294	$254.77	12/11/2028	(3)	0	$0	0	$0
	12/11/2018	0	0	$-	12/11/2028	(10)	902	$246,598	0	$0
	12/10/2019	0	0	$-	12/10/2029	(11)	1,822	$498,117	0	$0
	12/8/2020	0	0	$-	12/8/2030	(12)	1,898	$518,894	0	$0
	12/7/2021	0	6,891	$406.17	12/7/2031		0	$0	0	$0
	12/7/2021	0	2,756	$406.17	12/7/2031	(6)	0	$0	0	$0
	12/7/2021	0	0		12/7/2031	(13)	1,539	$420,747	0	$0
	12/7/2021	0	0		12/7/2031	(15)	616	$168,408	0	$0

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(1)

Except as otherwise noted, each equity award vests as to 25% of the underlying shares on each anniversary of the grant date, subject to continued service with the Company through the applicable vesting date.

(2)	Market value calculated based on a price per share of $273.39, which was the closing price of our common stock on October 31, 2022.
(3)	Award vests as to 20% of the underlying shares on each anniversary of the date of grant, subject to continued service with the Company through the applicable vesting date.
(4)

Award vests as to 33.3% of the underlying shares on each of the third, fourth, and fifth anniversaries of the date of grant, subject to continued service with the Company through the applicable vesting date.

(5)

Award vests as to 25% of the underlying shares on each of the second, third, fourth, and fifth anniversaries of the date of grant, subject to continued service with the Company through the applicable vesting date.

(6)	Award vests as to 50% of the underlying shares on each of the third and fourth anniversaries of the date of grant, subject to continued service with the Company through the applicable vesting date.
(7)

Award vests on achievement of specified levels of growth in earnings per share over a three-year performance period ending October 31, 2023, subject to continued service with the Company through the applicable vesting date. Shares amounts presented at threshold payout, which is 50% of target payout.

(8)

Award vests on achievement of specified levels of growth in earnings per share over a three-year performance period ending October 31, 2024, subject to continued service with the Company through the applicable vesting date. Shares amounts presented at threshold payout, which is 50% of target payout.

(9)

Award vests as to 20% of the underlying shares on each of January 8, 2019, January 8, 2020, January 8, 2021, January 8, 2022, and January 8, 2023, subject to continued service with the Company through the applicable vesting date.

(10)

Award vests as to 20% of the underlying shares on each of January 8, 2020, January 8, 2021, January 8, 2022, January 8, 2023, and January 8, 2024, subject to continued service with the Company through the applicable vesting date.

(11)

Award vests as to 20% of the underlying shares on each of January 8, 2021, January 8, 2022, January 8, 2023, January 8, 2024, and January 8, 2025, subject to continued service with the Company through the applicable vesting date.

(12)

Award vests as to 25% of the underlying shares on each of January 8, 2022, January 8, 2023, January 8, 2024, and January 8, 2025, subject to continued service with the Company through the applicable vesting date.

(13)

Award vests as to 25% of the underlying shares on each of January 8, 2023, January 8, 2024, January 8, 2025, and January 8, 2026, subject to continued service with the Company through the applicable vesting date.

(14)	Award vests as to 50% of the underlying shares on each of January 8, 2024 and January 8, 2025, subject to continued service with the Company through the applicable vesting date.
(15)	Award vests as to 50% of the underlying shares on each of January 8, 2025 and January 8, 2026, subject to continued service with the Company through the applicable vesting date.

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Option Exercises and Stock Vested Table

The following table details the number of shares acquired by the NEOs upon vesting of RSUs during the 2022 fiscal year. None of our NEOs exercised stock options and no performance shares vested during fiscal 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting

Albert G. White III	-	$ -

Brian G. Andrews	251	$ 102,569

Daniel G. McBride	-	$ -

Holly R. Sheffield	1,694	$ 618,897

Gerard H. Warner III	2,597	$1,061,238

Pension Benefits Table

Credited service and value of the accumulated benefits payable to our NEOs as of October 31, 2022 under our Retirement Income Plan (the “RIP”) at the RIP’s normal retirement age of 65 are as follows:

Name	Plan Name	Years of Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year

Albert G. White III	Retirement Income Plan	15.50	$277,802	$-0-

Brian G. Andrews	Retirement Income Plan	15.50	$152,620	$-0-

Daniel G. McBride	Retirement Income Plan	16.67	$389,970	$-0-

Holly R. Sheffield (2)	Retirement Income Plan	3.33	$67,047	$-0-

Gerard H. Warner III	Retirement Income Plan	9.42	$231,243	$-0-

(1)	Present value is calculated as of the October 31, 2022 measurement date and is based on a 5.74% discount rate and the Pri-2012 mortality rates with projection scale MP-2021.

(2)	As of fiscal year end, Ms. Sheffield had not yet vested in her accrued benefits under the RIP.

Narrative to Pension Benefits Table

The RIP was adopted in December 1983. The majority of the Company’s U.S. employees who work at least 1,000 hours per year and were hired before August 1, 2019 are covered by the RIP. For services performed after December 31, 1988, participants accrue an annual retirement benefit equal to 0.60% of base annual compensation up to $10,000 and 1.20% of annual base compensation which exceeds $10,000 but is not in excess of the applicable annual maximum compensation permitted to be taken into account under Internal Revenue Service guidelines for each year of service. Further, current actively employed participants accrue an annual retirement benefit equal to 1.20% of base annual compensation up to the applicable annual maximum compensation for each year of service in excess of 35 Plan years of service. For service prior to January 1, 1989,

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participants accrued an annual retirement benefit equal to 0.75% of base annual compensation up to the Social Security Wage Base in effect that year and 1.50% of base annual compensation in excess of the Social Security Wage Base for each year of service.

Based on the current accumulated benefits for the NEOs, the estimated annual benefits payable under the RIP upon retirement (at the RIP’s normal retirement age of 65) are as follows:

Officer	Estimated Annual Benefits Payable

Albert G. White III	$93,941

Brian G. Andrews	$123,256

Daniel G. McBride	$78,119

Holly R. Sheffield (1)	$62,405

Gerard H. Warner III	$58,389

(1)	As of fiscal year end, Ms. Sheffield had not yet vested in her accrued benefits under the RIP.

Potential Payments Upon Termination or a Change in Control

The following table provides estimated payments to our NEOs if a covered termination of employment occurred on October 31, 2022. Values in the table reflect cash severance plus the value of equity awards that would be exercisable or vest and be settled on a termination of employment, but do not reflect the value of accumulated benefits payable under the RIP. Equity award value is calculated based on a price per share of $273.39, which was the closing price of our common stock on October 31, 2022.

	Termination without Cause / Resignation with Good Reason	Termination without Cause / Resignation with Good Reason in connection with a Change in Control	Death / Disability

Albert G. White III	$11,357,676	$22,242,608	$11,598,364

Brian G. Andrews	$3,317,887	$4,456,490	$4,345,677

Daniel G. McBride	$7,626,082	$11,166,428	$8,388,452

Holly R. Sheffield	$2,823,500	$3,540,360	$3,637,629

Gerard H. Warner III	$771,909	$2,106,617	$2,195,776

The receipt of all severance payments and benefits (excluding payments and benefits received upon death or disability) is subject to continued compliance with all obligations to the Company, including under any confidentiality agreement with the Company, and the NEO’s execution and delivery of a release of claims in favor of the Company.

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Messrs. White, McBride, Andrews, and Ms. Sheffield(1)(4)

Termination Without Cause or Resignation for Good Reason

•   Severance payment equal to 24 months of base salary (paid in continuing installments on our ordinary payroll schedule)

•   Target value of annual cash bonus earned under our IPP for the year in which employment terminates (paid as a lump sum)

•   Reimbursement of monthly COBRA premiums for up to 24 months

•   All time-vested equity awards which would have vested within 12 months (or 24 months in the case of Messrs. White and McBride) after the termination date will be accelerated; remainder of unvested awards forfeited immediately upon termination

•   One year to exercise any outstanding and exercisable stock options, including accelerated options

Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control (2)

•  Severance payment equal to 36 months of base salary (paid in continuing installments on our ordinary payroll schedule)

•  Target value of annual cash bonus under our IPP for the year in which employment terminates (paid in a lump sum)

•  Reimbursement of monthly COBRA premiums for up to 36 months

•  All outstanding equity awards will be accelerated, with any performance shares to be paid at the target value (unless otherwise specified in the underlying award agreement)

•  One year to exercise any outstanding and exercisable stock options, including accelerated options

Termination on Death or Disability (3)

•  Target value of annual cash bonus under our IPP, prorated based on the period of service in the IPP plan year prior to executive’s termination date

•  Outstanding equity awards accelerated on a monthly pro-rata basis, based on the period of service in the vesting term of the award prior to executive’s termination date

•  One year to exercise any outstanding and exercisable stock options, including accelerated options

(1)

Executive employment agreements include an Internal Revenue Code (“IRS Code”) Section 280G “best pay” provision pursuant to which in the event any payments or benefits received by the NEO would be subject to an excise tax under IRS Code Section 4999, they will receive either the full amount of such payments or a reduced amount such that no portion of the payments is subject to the excise tax, whichever results in the greater after-tax benefit to the executive.

(2)

Payable in the event of termination of employment without Cause, or resignation with Good Reason, within 3 months prior to or 12 months following a Change in Control (as defined in the relevant agreements).

(3)	Payable to NEO or their estate, as appropriate.

(4)

NEOs are also entitled to their accrued benefits under the RIP, as described above under Pension Benefits Table, except that, as of fiscal year end, Ms. Sheffield had not yet vested in her accrued benefits under the RIP.

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Mr. Warner(1)

Termination Without Cause(2)

•  Severance payment of approximately 5 months of base salary (paid in continuing installments on our ordinary payroll schedule)

•  Value of annual cash bonus earned under our Incentive Payment Plan for the year in which employment terminates (paid in a lump sum)

•  Three months to exercise any currently outstanding and exercisable stock options; outstanding RSUs are forfeit

Termination in Connection with a Change in Control(3)

•  Severance payment equal to 12 months of base salary (paid in continuing installments on the Company’s ordinary payroll schedule)

•  Pro rata portion of target value of annual cash bonus earned under our IPP for the year in which employment terminates (paid in a lump sum)

•  Reimbursement of monthly COBRA premiums for up to 12 months

•  All outstanding equity awards will be accelerated, with any performance share awards to be paid at the target value (unless otherwise specified in the underlying award agreement)

Termination on Death or Disability (2)

•  Target value of annual cash bonus under our IPP, prorated based on the period of service in the IPP year prior to executive’s termination date

•  One year to exercise any currently outstanding and exercisable stock options; outstanding RSUs are forfeit

(1)	Mr. Warner is also entitled to his accrued benefits under the RIP, as described above under Pension Benefits Table.

(2)

Payments in the event of termination of employment without Cause not in connection with a Change in Control or due to Mr. Warner’s death or disability are handled in accordance with severance practices generally applicable to employees and the terms of underlying equity award agreements. In the event of termination without Cause, amounts related to the annual cash bonus paid under our IPP will only be paid if termination occurs after the end of relevant fiscal year.

(3)	Payable in the event of termination of employment without Cause, or resignation with Good Reason, within 12 months following a Change in Control (as defined in the relevant agreement).

CEO Pay Ratio

The ratio of our CEO’s total annual compensation to the median annual total compensation of all employees excluding the CEO (the “CEO Pay Ratio”) is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify the median employee, we evaluated the base salary of all employees globally (other than our Chief Executive Officer) as of October 31, 2021. We believe this measure most reasonably reflects the typical annual compensation of our employee population and was consistently applied for all employees.

For employees paid other than in U.S. dollars, base salary amounts were converted from local currency to USD based on exchange rates on October 31, 2021. We did not exclude any non-U.S. employees under the de minimis or other exceptions set forth in Item 402(u) of Regulation S-K, and we did not make any cost-of-living adjustments. Once the median employee was identified, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table.

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As calculated, we determined:

•	The annual total compensation of our median-paid employee for fiscal 2022 was $34,165.

•	The annual total compensation of our Chief Executive Officer for fiscal 2022 was $11,735,964 (as described above in the Summary Compensation Table on page 41).

•	The ratio of CEO compensation to the annual total compensation of our median employee was 344:1.

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DIRECTOR COMPENSATION

Directors of a publicly traded company have substantial responsibilities and time commitments and, with ongoing changes in corporate governance standards, highly qualified and experienced directors are in high demand; therefore, we seek to provide suitable economic incentives for our directors and to compensate them appropriately for their continued performance, increased responsibilities, and dedication. This compensation applies only to our non-employee directors. Members of the Board who are also our employees receive no additional compensation for their service as directors.

The OCC reviews and recommends compensation amounts for our non-employee directors. The full Board approves compensation based on these recommendations. The OCC considers director responsibilities, compensation practices of our peer companies, and recommendations from Compensia in making non-employee director compensation recommendations to the Board. Compensation levels are reviewed at least annually and modified as the Board considers necessary or appropriate.

Components of Director Compensation

Cash Compensation

In fiscal 2022, our non-employee directors received an annual retainer for their service. Additional annual retainers, in recognition of additional responsibility, were paid to the Chairman of the Board, the independent Lead Director, and the Chair of each committee of the Board.

Annual Retainer:
Chairman of the Board	$175,000
Non-Executive Lead Director	$70,000
All Other Non-Employee Directors	$50,000
Additional Annual Retainer for Service as a Committee Chair:
Audit Committee	$25,000
Organization & Compensation Committee	$20,000
Corporate Governance & Nominating Committee	$15,000

Equity Compensation

Our non-employee directors are eligible to receive annual equity awards in the form of RSUs under the Company’s 2020 Long-Term Incentive Plan for non-employee directors (the “2020 Directors’ Plan”).

Grants have a total grant date value of $270,000 (or $283,500 and $297,000 in the case of the Lead Director and Chairman, respectively) and are awarded annually on April 1st. If a non-employee director is appointed or elected after April 1st, then the director will receive a grant on the date of such appointment or election that is

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proportionally adjusted to reflect the number of months of actual service on the Board during the first fiscal year of their election or appointment.

Awards vest in full on the first anniversary of the date of grant, except that if a director ends their term of service prior to the vesting date, the number of shares released under the award will be prorated according to the portion of the year actually served and the prorated number of shares will be released on the standard April 1 vesting date. If a director’s service was terminated prior to the vesting date for Cause, as defined in the 2020 Directors’ Plan, the director would immediately forfeit the award.

Director Compensation Table

The following table sets forth the total compensation paid to the non-employee directors for their service on the Board and its committees during the 2022 fiscal year. At present, the non-employee directors are not eligible to participate in our pension programs and no deferred compensation or non-equity incentive plans are available to the non-employee directors.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)(3)	Total
Robert S. Weiss (Chairman)	$175,000	$296,895	$471,895
William A. Kozy (Lead Director)	$85,000	$283,614	$368,614
Colleen E. Jay	$70,000	$269,905	$339,905
Jody S. Lindell	$54,167	$269,905	$324,071
Cynthia L. Lucchese	$4,167	$135,117	$139,284
Teresa S. Madden	$70,833	$269,905	$340,738
Gary S. Petersmeyer	$50,000	$269,905	$319,905
Maria Rivas, M.D.	$50,000	$269,905	$319,905

(1)	Fees earned represent all cash compensation paid to the non-employee directors for their service during the most recent fiscal year.
(2)	Represents the aggregate grant date fair value of RSUs granted under the 2020 Directors’ Plan to all of the non-employee directors serving on April 1, 2022, as follows:
○	Mr. Weiss, as Chairman of the Board was granted 693 RSUs.
○	Mr. Kozy, as Lead Director was granted 662 RSUs.
○	Ms. Jay, Ms. Lindell, Ms. Madden, Mr. Petersmeyer, and Dr. Rivas were each granted 630 RSUs.

Ms. Lucchese also received a prorated grant of 512 RSUs on her appointment to the Board on October 1, 2022.

All awards, including Ms. Lucchese’s prorated award, will vest in full on April 1, 2023. The amounts shown reflect compensation costs recognized in our financial statements in accordance with ASC 718. For a discussion of valuation assumptions, see Note 9, Stock Plans, in our Notes to Consolidated Financial Statements included in our 2022 Annual Report.

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(3)	On October 31, 2022, each non-employee director held the following options and RSU awards:

Name	Shares Underlying Outstanding Stock Options	Number of RSUs Outstanding
Robert S. Weiss	177,202	693
William A. Kozy	1,766	662
Colleen E. Jay	1,766	630
Jody S. Lindell	9,091	630
Cynthia L. Lucchese	-	512
Teresa S. Madden	-	630
Gary S. Petersmeyer	3,064	630
Maria Rivas, M.D.	-	630

Mr. Weiss’ outstanding options include options granted under the 2007 Long Term Incentive Plan for employees while Mr. Weiss served as our Chief Executive Officer.

Stock Ownership Requirements

The Board has adopted stock ownership requirements for non-employee directors. The Board adopted this requirement to strengthen the relationship between director and stockholder interests. Under the current requirements non-employee directors must hold shares of our common stock valued at five (5) times their annual retainer.

Shares held must be free of restrictions to meet ownership requirements, and until the required ownership values are met the non-employee directors must retain 100% of the shares of common stock received on vesting of stock awards or on exercise of stock options. All of the non-employee directors complied with the applicable ownership requirements as of October 31, 2022.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Our Bylaws require that we have a minimum of six and maximum of eleven directors serving on the Board. All directors are elected annually by a majority of votes cast.

The Board sets the size of the board annually prior to the Annual Meeting and has fixed the number of directors to be elected at the 2023 Annual Meeting at eight.

After many years of dedicated service to the Company and its stockholders, Jody S. Lindell announced her intention to retire from the Board and will not be standing for re-election at the 2023 Annual Meeting.

The Nominees

The nominees presented for election as directors are listed below, along with information regarding when they joined the Board, their present principal occupation, recent business experience, and their service on other companies’ boards of directors. Each nominee listed below currently serves on the Board and there are no family relationships between any of the nominees, or between the nominees and any of our officers.

Each nominee, if elected, will serve as a director until the next Annual Meeting or until their successor is duly elected and qualified. All of the nominees listed below have given their consent to be named as nominees for election and have indicated their intention to serve if they are elected. The Board does not anticipate that any of the nominees will be unable to serve as a director, but in the event that a nominee is unable to serve, the Board may either propose an alternate nominee or elect to reduce the size of the Board. If an alternative nominee is proposed, proxies will be voted for the alternative nominee.

Director Nominees for Consideration at the Annual Meeting

			COMMITTEE MEMBERSHIPS						DEMOGRAPHICS

CURRENT DIRECTORS	SINCE	AGE	AUDIT	CGNC	OCC	INDEPENDENT	FINANCIAL EXPERT	OTHER PUBLIC BOARDS	GENDER	RACE / ETHNICITY
Robert S. Weiss (Chairman)	1996	76				✓		--
William A. Kozy (Lead Director)	2016	71		❖	◆	✓		1
Colleen E. Jay	2016	60		◆	❖	✓		2	F
Cynthia L. Lucchese	2022	62	◆	◆		✓	✓	2	F
Teresa S. Madden	2020	66	❖		◆	✓	✓	1	F
Gary S. Petersmeyer	2013	75	◆		◆	✓		--
Maria Rivas, M.D.	2021	59	◆	◆		✓		--	F	Hispanic
Albert G. White III (CEO)	2018	53						--

❖ - Committee Chair              ◆ – Committee Member

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COLLEEN E. JAY	JOINED THE BOARD: APRIL 2016
INDEPENDENT DIRECTOR	COMMITTEES: Organization & Compensation Committee (Chair) Corporate Governance & Nominating Committee

Ms. Jay has almost 35 years of experience within the consumer goods industry, including over 15 years of experience as a senior executive. She has first-hand experience with leading large, complex international business operations, including direct responsibility for operations in China and Europe, giving her a strong background in international business, including strategy, sales and marketing, regulatory challenges, and cultural differences in various markets. She brings strong operational, consumer branding and global perspective to the Board that assists with understanding and analyzing our markets and global expansion.

Business Experience:

Ms. Jay served as a Global Division President for Procter and Gamble until her retirement in October 2017. Her most recent operational assignment was President, Global Beauty Specialty Business at Procter & Gamble from 2015 where she was responsible for the Wella Professional Salon, Cosmetics, Retail Hair Color, and Fragrance businesses, and the successful divestiture of them.

Prior to that, Ms. Jay led the multi-billion dollar Global Retail Hair Care and Color division of Procter & Gamble from 2012 to 2015 and the Global Female Beauty division from 2010 to 2012. She also served as Vice President & General Manager, Greater China Feminine Care, Personal Cleansing, Oral Care & Entire China Marketing Function, based in Guangzhou, China, from 2006 to 2009, where she was responsible for businesses with a combined value of over $1 billion.

She worked in various positions with Procter & Gamble since July 1985 and has led operational units in the United States, Canada, China, and Switzerland (including leading global businesses) during the course of her career. Ms. Jay has also volunteered at Catalyst, Inc., a non-profit organization dedicated to improving workplace inclusion for women.

Other Directorships and Memberships:

Ms. Jay serves on the board of Treasury Wine Estates (ASX:TWE), a publicly traded company making and selling wine for the global market. She also serves on the board of Beyond Meat, Inc. (NASDAQ: BYND) and is a member of its audit committee.

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WILLIAM A. KOZY	JOINED THE BOARD: April 2016
VICE CHAIRMAN INDEPENDENT LEAD DIRECTOR	COMMITTEES: Corporate Governance & Nominating Committee (Chair) Organization & Compensation Committee

Mr. Kozy has over 40 years of experience in the medical technology industry. Prior to serving as Chief Operating Officer for Becton Dickinson, key business worldwide leadership assignments included responsibilities for the Biosciences, Diagnostic, and Medical segments of the company. He is the only leader in Becton Dickinson history to have led all three segments of the company in his career. He also brings corporate leadership experience from Becton Dickinson in other areas: innovation systems, company manufacturing, and Becton Dickinson’s first ERP implementation. Overall, Mr. Kozy brings depth of general management experience in business strategy, operations, and financial performance to this role. Additionally, he has significant experience in merger and acquisition activity, with integration as an area of executive focus.

Business Experience:

Mr. Kozy served as the Chief Operating Officer of Becton Dickinson (NYSE: BDX) from 2012 until his retirement in 2016, and as its Executive Vice President from 2006 until 2016. He also served as a member of the corporate Leadership Team for Becton Dickinson and in various executive roles since 1988, including Senior Vice President of Company Operations from 1998 until 2002, President of BD Diagnostics from 2002 through 2006, President of the BD Biosciences segment from 2006 to 2009 and head of BD Medical from 2009 through 2011.

Other Directorships and Memberships:

Mr. Kozy is the chairman of the board of directors of LivaNova PLC (NASDAQ: LIVN), a publicly traded medical device company focused on neurological and cardiovascular medicine. He also serves on the nominating and corporate governance committee. He also serves as a senior advisor to McKinsey & Company, a global management firm, with a focus on mergers and acquisitions.

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CYNTHIA L. LUCCHESE	JOINED THE BOARD: OCTOBER 2022
INDEPENDENT DIRECTOR AUDIT COMMITTEE FINANCIAL EXPERT	COMMITTEES: Audit Committee Corporate Governance & Nominating Committee

Ms. Lucchese brings almost 30 years of experience in senior corporate leadership roles, including almost 20 years of service as a Chief Financial Officer for publicly traded companies. She also has significant experience as a director on public company boards, including audit and corporate governance roles. She is qualified as an Audit Committee Financial Expert under the SEC rules and has experience with the review and analysis of financial statements and operational risk, both through her accounting background and her experience with public company audit committees.

Business Experience:

Ms. Lucchese has served as Chief Strategy Officer for Penske Entertainment Corp (previously Hulman and Company), a subsidiary of Penske Corporation, since November 2020 and she served as Chief Administrative Officer and Chief Financial Officer from November 2014 to November 2020. Previously, she was Senior Vice President and Chief Financial Officer of Hillenbrand (NYSE: HI) from 2008 to 2014. She also served from 2005 to 2007 as Senior Vice President and Chief Financial Officer of Thoratec (NASDAQ: THOR), a medical device company focused on treating advanced stage heart failure, and she held various senior financial positions with Guidant Corporation (NYSE: GDT), now a part of Boston Scientific, from 1994 to 2005. Ms. Lucchese earned her undergraduate degree in accounting and MBA from the Indiana University Kelley School of Business.

Other Directorships and Memberships:

Ms. Lucchese serves on the board of Inari Medical (NASDAQ: NARI), a company focused on treatment of venous thromboembolism and other venous diseases, and she serves on the nominating & corporate governance committee and as chair of the audit committee. She also serves on the board of Beaver-Visitec, Inc., a private company owned by TPG, and serves as chair of the audit committee. In addition, she serves on the Dean’s Council of the Indiana University Kelley School of Business.

Ms. Lucchese previously served on the board of Hanger, Inc. (NYSE: HNGR), a provider of products and services that assist patients with disabilities or injuries, until its acquisition in October 2022 by Patient Square Capital, where she served on the audit committee, and on the board of Intersect ENT (NASDAQ: XENT) from 2014 until its acquisition by Medtronic, Inc. in 2022, where she served on the nominating & corporate governance committee and as chair of the audit committee. She also served on the board of Brightpoint, Inc. (NASDAQ: CELL) from 2009 until its acquisition by Ingram Micro, Inc. in 2012, where she served as chair of the audit committee and a member of the nominating & corporate governance committee, and on the Investment Board of the Next Level Indiana Fund through September 2022.

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TERESA S. MADDEN	JOINED THE BOARD: DECEMBER 2020
INDEPENDENT DIRECTOR AUDIT COMMITTEE FINANCIAL EXPERT	COMMITTEES: Audit Committee (Chair) Organization & Compensation Committee

Ms. Madden’s extensive experience in financial leadership roles and service with the audit committees of public company boards brings valuable accounting knowledge to the Board. She is also qualified as an Audit Committee Financial Expert under the SEC rules and has experience with the review and analysis of financial statements and operational risk, both through her accounting background and her experience with public company audit committees.

Business Experience:

Ms. Madden served as Executive Vice President and Chief Financial Officer of Xcel Energy, Inc. (NASDAQ:XEL), an electric and natural gas utility, from 2011 until her retirement in 2016. She joined Xcel in 2003 as Vice President, Finance, Customer & Field Operations and was named Vice President and Controller in 2004. Previously, she served as Controller for Rogue Wave Software, Inc. from 2000 to 2003 and as Controller for New Century Energies and Public Service Company of Colorado, predecessor companies of Xcel Energy. Ms. Madden holds a Bachelor of Science in Accounting from Colorado State University and a Master of Business Administration from Regis University.

Other Directorships and Memberships:

Ms. Madden serves on the board of Enbridge, Inc. (NYSE: ENB) and serves on the governance committee and as chair of the audit, finance, and risk committee. She previously served as a director for Peabody Energy Corporation (NYSE: BTU) from 2017 to 2020 where she served on the health, safety, security & environmental committee and as chair of the audit committee.

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GARY S. PETERSMEYER	JOINED THE BOARD: MARCH 2013
INDEPENDENT DIRECTOR	COMMITTEES: Audit Committee Organization & Compensation Committee

Mr. Petersmeyer has served as the CEO or President of four companies in the medical device and pharmaceuticals industry and has over 35 years of industry experience in leadership positions. He has extensive knowledge and experience in global markets, including the United States, Asia, and Europe. His expertise includes financial, research and regulatory strategy, and business development with an emphasis on growth, new product lines, and leadership development. He has extensive experience as a director and has experience with service on compensation and audit committees.

Business Experience:

Mr. Petersmeyer currently serves as a consultant to companies in the pharmaceutical and medical device industries. Most recently he co-founded Aesthetic Sciences Corporation in 2004 and served as the Chief Executive Officer and Chairman until December 2010. Prior to that he served as President and Chief Operating Officer of Pherin Pharmaceuticals, Inc. from 2000 to 2001 and as President and Chief Operating Officer of Collagen Corporation, Inc. from 1995 to 1997 and as Chief Executive Officer from 1997 to 1999. From 1976 to 2000 he served in various management positions for pharmaceutical and medical device companies.

Other Directorships and Memberships:

Mr. Petersmeyer served as a director and member of the compensation and audit committees of Omnicell, Inc. (NASDAQ: OMCL) from January 2007 through February 2019. He also served as director and chairman of the board of Cardica, Inc. (NASDAQ: CRDC) through November 2015. He has previously served on the boards of Visx Incorporated and Roxro Pharmaceuticals prior to their acquisitions. He also served as chairman of the board for Positive Coaching Alliance, a non-profit organization dedicated to improving youth sports.

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MARIA RIVAS, M.D.	JOINED THE BOARD: JULY 2021
INDEPENDENT DIRECTOR	COMMITTEES: Audit Committee Corporate Governance & Nominating Committee

Dr. Rivas brings extensive knowledge of the medical profession as well as significant experience in the medical device and healthcare industry, particularly in the area of women’s healthcare. Her background provides the Board with crucial insight into the practical application of our women’s healthcare products and the needs of medical practitioners.

Business Experience:

Dr. Rivas currently serves as Global Chief Medical Affairs Officer and Head, Evidence Generation for Pfizer, Inc. (NYSE: PFE). Until September 2022, she served as Chief Medical Officer and Senior Vice President for the healthcare business of Merck KGaA, Darmstadt, Germany (which operates as EMD Serono in the US and Canada) where she led the Global Pharmacovigilance, Medical Affairs and Evidence and Value Development (HEOR) teams in over 90 countries. Dr. Rivas has extensive experience in driving growth and commercialization strategies, global operations, digital transformation, and crisis and risk management in highly regulated industries.

Prior to that, Dr. Rivas served as Senior Vice President of Global Medical Affairs at Merck & Co (MSD), as Vice President of Global Medical Affairs at AbbVie, as Vice President of Oncology, General Medicine and Diagnostic Imaging Medical Affairs at Bayer Healthcare, and in various roles at Eli Lilly including Head of US Women’s Health Medical Affairs. Before joining Eli Lilly, Dr. Rivas was in private practice as an endocrinologist in Puerto Rico.

Dr. Rivas obtained a BA in Biochemistry from Brandeis University, Waltham, MA and an MD from Columbia University’s Vagelos College of Physicians and Surgeons, New York, NY. She completed a residency in Internal Medicine and a fellowship in Endocrinology at NY-Presbyterian Hospital, New York, NY. Dr. Rivas is board certified in Endocrinology, Diabetes and Metabolism.

Other Directorships and Memberships:

Dr. Rivas served as a director for Medidata (NASDAQ: MDSO), a public, mid-cap health technology company, until its successful merger with Dassault Systèmes. She served as a member of the audit and compensation committees for Medidata.

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ROBERT S. WEISS	JOINED THE BOARD: JANUARY 1996
INDEPENDENT DIRECTOR CHAIRMAN OF THE BOARD

As our former Chief Executive Officer and with over 40 years of experience with the Company, Mr. Weiss provides the benefit of personal perspective on our business, awareness of our peers and our industry, and an understanding of the strategic goals for our Company that is important to the Board in making decisions regarding the direction of our business. He provides leadership, extensive knowledge of our Company, and business, operating, and policy experience to our Board.

Business Experience:

Mr. Weiss served as our President from March 2008 and as our Chief Executive Officer from November 2007 until his retirement in May 2018. He also served as President of CooperVision, our contact lens subsidiary, from March 2007 to February 2008. He previously served as our Chief Operating Officer from January 2005 to October 2007 and as Executive Vice President from October 1995 to October 2007. He served as our Chief Financial Officer from September 1989 to January 2005. He served as our Treasurer from 1989 to March 2002. Since joining us in 1977, he has held a number of finance positions both with us and Cooper Laboratories, Inc. (our former parent).

Other Directorships and Memberships:

Mr. Weiss served as a director of Accuray Incorporated (Nasdaq: ARAY), a company that develops, manufactures, and sells precise, innovative tumor treatment solutions that set the standard of care with the aim of helping patients live longer, better lives, until November 2019. He served on its nominating and governance committee and on its audit committee.

He also served as a member of the Board of Trustees of the University of Scranton in Pennsylvania until May 2021, including service on its finance, advancement, and audit committees.

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ALBERT G. WHITE III	JOINED THE BOARD: MARCH 2018
PRESIDENT & CHIEF EXECUTIVE OFFICER

As our current Chief Executive Officer, Mr. White provides the Board with a direct connection to senior management and the benefit of management’s perspective on our business and immediate strategic goals. He provides leadership, extensive knowledge of our Company, and insight on the day to day operation of the business.

Business Experience:

Mr. White has served as President & Chief Executive Officer and a member of our Board of Directors since May 2018. Previously, he served as Chief Financial Officer from November 2016 until his appointment as CEO and he also served as Executive Vice President and Chief Strategy Officer, positions he held from December 2015 and July 2011, respectively. From August 2015 to May 2018, Mr. White also directed our women’s healthcare business and served as Chief Executive Officer of Cooper Medical Inc., the parent company to CooperSurgical. Previously, he served as Vice President, Investor Relations from November 2007 through March 2013 and as Vice President and Treasurer from April 2006 through December 2012. Prior to joining the Company, Mr. White was a Director with KeyBanc Capital Markets for three years and held a number of leadership positions within KeyBank National Association over the prior eight years.

Other Directorships and Memberships:

Mr. White does not hold any external directorships.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR PRESENTED ABOVE

Nominees for director will be elected by a majority of the votes cast in person or by proxy at the Annual Meeting. The number of votes cast FOR a nominee must exceed the number of votes cast AGAINST.

Abstentions and broker non-votes will not be counted as votes cast either for or against the nominee and therefore will not affect the outcome of the director elections.

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PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of KPMG LLP to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending October 31, 2023.

This appointment will continue at the pleasure of the Audit Committee and is presented to the stockholders for ratification as a matter of good governance. In the event that this appointment is not ratified by our stockholders, the Audit Committee will consider that fact when it selects our independent auditor for the following fiscal year.

A representative of KPMG is expected to attend the Annual Meeting with an opportunity to make a statement and/or respond to appropriate questions from stockholders present at the Annual Meeting.

KPMG has served as our independent registered public accounting firm since 1982. The Audit Committee believes that KPMG’s tenure as the Company’s independent registered public accounting firm provides distinct benefits, as KPMG has obtained significant knowledge and expertise in the Company’s global business operations, accounting policies and practices, and internal control over financial reporting. This knowledge:

•	Enhances audit quality and effectiveness and provides a framework for effective audit design and planning.

•	Enables efficiencies allowing cost effectiveness in fee negotiations.

•	Avoids disruption and additional education, and the substantial knowledge and familiarity required of a new auditor.

In considering whether to reappoint KPMG, the Audit Committee considered:

•	KPMG’s qualifications and global capabilities, including its experience in our industry.

•	The results of the Audit Committee’s annual assessment of KPMG’s performance.

•

KPMG’s, and the audit engagement team’s, independence including whether the provision of non-audit services provided by KPMG, individually and in aggregate, to the Company during 2022 was compatible with their independence.

•	The quality, timeliness, and candor of KPMG’s communications with the Audit Committee and management.

•	The appropriateness of KPMG’s fees.

•	KPMG’s tenure as our independent registered public accounting firm.

•	The controls and processes in place that help ensure KPMG’s continued independence.

•	Any Public Company Accounting Oversight Board’s firm inspection reports; and

•	The potential impact of appointing a new independent registered public accounting firm.

Based on this evaluation, the Audit Committee believes that KPMG is independent, and its selection is in the best interests of the Company.

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THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the 2023 fiscal year requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

Abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

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PROPOSAL 3 — APPROVAL OF THE 2023 LONG-TERM INCENTIVE PLAN

Overview

We are seeking stockholder approval for the 2023 Long-Term Incentive Plan (the “2023 LTIP”) as described below.

The 2023 LTIP was adopted by our Board on December 13, 2022, on the recommendation of our OCC and subject to subsequent stockholder approval at the Annual Meeting.

The 2023 LTIP is intended to replace the Third Amended & Restated 2007 Long-Term Incentive Plan (the “2007 Plan”). Upon stockholder approval of the 2023 LTIP, the 2023 LTIP will become effective and will supersede and replace in its entirety the 2007 Plan, and no further awards will be granted under the 2007 Plan; however, the terms and conditions of the 2007 Plan will continue to govern any outstanding awards granted under the 2007 Plan. If the 2023 LTIP is not approved by our stockholders, it will not become effective, the 2007 Plan will continue in effect, and we may continue to grant awards under the 2007 Plan, subject to its terms, conditions, and limitations, using the shares available for issuance under the 2007 Plan.

The number of shares available for issuance under the 2023 LTIP is equal to the sum of (i) 1,365,000 shares of common stock, which represents approximately 3% of our outstanding shares of common stock as of the Record Date, (ii) any shares of common stock, which as of the effective date of the 2023 LTIP, are available for issuance under the 2007 Plan, and (iii) any shares of common stock that are subject to awards under the 2007 Plan that become available for issuance under the 2023 LTIP in accordance with the terms of the 2023 LTIP, as described in more detail below.

Consistent with our commitment to good compensation governance, the 2023 LTIP reflects various best practices, as described in more detail below.

Employees and consultants of the Company, or any subsidiary of the Company, are eligible to receive awards under the 2023 LTIP. The 2023 LTIP provides for the grant of stock options, including incentive stock options (“ISOs”) and nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, and other stock or cash-based awards to eligible individuals.

Approval of the 2023 LTIP will constitute approval pursuant to the stockholder approval requirements of the NYSE and Section 422 of the IRS Code, relating to ISOs.

The full text of the proposed 2023 LTIP is attached as Exhibit A. The following general description of certain features of the 2023 LTIP is qualified in its entirety by reference to the plan document.

Key Features of the 2023 LTIP

The 2023 LTIP reflects a broad range of compensation and governance best practices, as highlighted below. These features are intended to align our equity compensation practices with current best practices.

•	Automatic acceleration of awards only if not assumed or substituted in connection with a Change in Control (as defined in the 2023 LTIP).

•

Prohibition of liberal stock recycling on stock options and SARs. The 2023 LTIP prohibits (i) any shares tendered or withheld in payment of the exercise price of a stock option, and (ii) shares subject to a SAR or

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other stock-settled award that are not issued in connection with the settlement or exercise of the award from being added back to the share reserve.

•	No dividend equivalents paid on outstanding awards. Dividends are paid with respect to restricted stock only after the shares of restricted stock vest.

•

No repricing of stock options or SARs without stockholder approval. Under the 2023 LTIP, stock options and SARs may not be repriced, replaced or regranted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award.

•

No evergreen feature/stockholder approval required for stock reserve increases. The 2023 LTIP does not provide for an annual increase in the share reserve, and the 2023 LTIP may not be amended to increase the share reserve without stockholder approval.

Summary of Terms

Administration

The 2023 LTIP may be administered by the Board, the OCC or another committee designated by the Board. To the extent required to comply with Rule 16b-3 of the Exchange Act, it is intended that each member of such committee will be a “non-employee director” within the meaning of Rule 16b-3. The committee or our Board may delegate its powers under the 2023 LTIP to one or more members of the Board or one or more directors or officers of the Company, provided that no officer may be delegated the authority to grant awards to or amend awards held by senior executives of the Company who are subject to Section 16 of the Exchange Act or any officer or director to whom authority to grant or amend awards has been delegated. The Board, OCC, or delegate thereof, as applicable, are referred to in this proposal as the “Administrator.”

The Administrator has the authority to administer the 2023 LTIP, including the power to determine eligibility, the types and sizes of awards, the price and vesting schedule of awards, the methods for settling awards, the method of payment for any exercise or purchase price, any rules and regulations the Administrator deems necessary to administer the 2023 LTIP, and the acceleration or waiver of any vesting restriction.

Eligibility

Persons eligible to participate in the 2023 LTIP include approximately 650 employees (including seven executive officers), and various consultants of the Company and its subsidiaries, in each case, as determined by the Administrator.

Shares subject to the 2023 LTIP

If our stockholders approve the 2023 LTIP, the number of shares available for issuance under the 2023 LTIP will be equal to the sum of (i) 1,365,000 shares of common stock, which represents approximately 3% of our outstanding shares of common stock as of the Record Date, (ii) any shares of common stock, which as of the effective date of the 2023 LTIP, are available for issuance under the 2007 Plan, and(iii) any shares of common stock that are subject to awards under the 2007 Plan that are forfeited or expire, are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or 2007 Plan award is settled for cash (in whole or in

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part) (including unvested shares of restricted stock repurchased by the Company at the same price paid by the grantee). The shares issued pursuant to an award under the 2023 LTIP may be authorized but unissued shares, shares purchased by the Company on the open market or treasury shares.

If any shares of common stock that are subject to awards under the 2023 LTIP (or, as described above, the 2007 Plan) are forfeited or expire, are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or are settled for cash (in whole or in part) (including unvested shares of restricted stock repurchased by the Company at the same price paid by the grantee), any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the 2023 LTIP. However, the following shares may not be used again for grant under the 2023 LTIP: (i) shares tendered or withheld in payment of the exercise price of an option granted under the 2023 LTIP or 2007 Plan, (ii) shares subject to a SAR or other stock-settled award under the 2023 LTIP or 2007 Plan that are not issued in connection with the exercise or stock settlement, as applicable, of the award; and (iii) shares purchased on the open market with the cash proceeds from the exercise of stock options under the 2023 LTIP or 2007 Plan. Awards granted under the 2023 LTIP in connection with the assumption or substitution of outstanding equity awards previously granted by a company or other entity in the context of a corporate acquisition or merger will not reduce the shares authorized for grant under the 2023 LTIP.

Types of Awards

The 2023 LTIP provides for the grant of ISOs, NSOs, SARs, restricted stock, RSUs, PSUs, and other stock or cash-based awards. All awards under the 2023 LTIP will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Vesting conditions determined by the Administrator may include continued service, attainment of performance goals and/or other conditions. No fractional shares shall be issued or delivered pursuant to the 2023 LTIP or any award thereunder, unless otherwise determined by the Administrator.

Options

Stock options provide for the purchase of shares of common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the IRS Code are satisfied. The exercise price of an option may not be less than 100% of the fair market value of the underlying stock on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute stock options granted in connection with a corporate transaction. The term of an option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Unless otherwise provided by the Administrator or otherwise directed by the participant, each vested and in-the-money option will be automatically exercised on the last business day prior to the expiration of its original term.

Stock Appreciation Rights

SARs entitle their holder, upon exercise, to receive an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100%

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of the fair market value of the underlying stock on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. SARs under the 2023 LTIP will be settled in cash or shares, or in a combination of both, as determined by the Administrator. Unless otherwise provided by the Administrator or otherwise directed by the holder, each vested and in-the-money SAR will be automatically exercised on the last business day prior to the expiration of its original term.

Restricted Stock

A restricted stock award is an award of nontransferable shares of common stock that remains forfeitable unless and until specified vesting conditions are met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Holders of restricted stock will have voting rights and will have the right to receive dividends; however, dividends may not be paid until the applicable shares of restricted stock vest.

Restricted Stock Units and Performance Stock Units

RSUs are contractual promises to deliver shares of common stock (or the fair market value of such shares in cash) in the future, which may also remain forfeitable unless and until specified vesting conditions are met. RSUs generally may not be sold or transferred until vesting conditions are removed or expire. The shares underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs will have no voting or dividend rights prior to the time the RSUs are settled in shares. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the Administrator permits such a deferral. On the settlement date or dates, the Company will issue to the participant unrestricted, fully transferable shares of common stock (or the fair market value of one such shares in cash) in respect of the vested RSUs.

PSUs are denominated in a number of shares of common stock or in unit equivalents of shares of common stock or units of value (including a dollar value of shares) and may be linked to any one or more of performance or other specific criteria, including service to the Company or its subsidiaries, determined to be appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

Other Stock or Cash-Based Awards

Other stock or cash based awards are awards of cash, fully vested shares of common stock and other awards valued wholly or partially by referring to, or otherwise based on, our common stock. Other stock or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees, or other cash compensation otherwise payable to any individual who is eligible to receive awards. The Administrator will determine the terms and conditions of other stock or cash-based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

Transferability

Awards under the 2023 LTIP are generally not transferable, other than for estate or tax planning purposes or pursuant to a domestic relations order.

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Adjustments Upon Certain Events

In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of assets or any other corporate event affecting the common stock or the share price of the common stock other than an equity restructuring, the Administrator may make equitable adjustments to reflect such change with respect to: (i) the aggregate number and types of shares of stock that may be issued under the 2023 LTIP ; (ii) the number and kind of shares subject to outstanding awards; (iii) the terms and conditions of any outstanding awards (including any applicable performance goals); and/or (iv) the grant or exercise price for any outstanding awards.

In addition, in such a case as noted above or in the event of any unusual or nonrecurring transactions or events affecting the Company or the financial statements of the Company, or of changes in applicable laws, the Administrator, may, in its discretion, subject to the terms of the 2023 LTIP, take any of the following actions if it determines that such action is appropriate in order to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the 2023 Plan or with respect to any award: (i) provide for either the payment and termination of the award; (ii) provide that the awards shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) make adjustments in the number and type of shares of stock (or other securities or property) subject to outstanding awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding awards that may be granted in the future; (iv) provide for the acceleration of vesting or exercisability of the awards; (v) replace such Awards with other rights or property selected by the Administrator; and/or (vi) provide that the awards cannot vest or be exercised after the event that triggers the action.

If a Change in Control (as defined in the 2023 LTIP), occurs all outstanding options and SARs that are not exercised shall be assumed or substituted by the surviving corporation and other outstanding awards shall be converted into similar awards of the surviving corporation. If the surviving corporation refuses to assume or substitute for an award, the award shall accelerate and become fully vested and exercisable upon the Change in Control and all restrictions on the award shall lapse.

Notwithstanding any other provision of the Plan, if a Change in Control occurs and the outstanding awards are not continued, converted, assumed, substituted or replaced by the surviving or successor entity in such Change in Control, then immediately prior to the Change in Control, the outstanding awards, to the extent not continued, converted, assumed, substituted or replaced, will become fully vested and, as applicable, exercisable, and all forfeiture, repurchase and other restrictions on the awards will lapse immediately prior to such transaction; provided, that, to the extent the vesting of any award is subject to the satisfaction of specified performance goals, the award will vest at the higher of (i) the target level of performance or (ii) the actual performance level as of the date of the Change in Control (as determined by the Administrator) with respect to all open performance periods.

In the event an award continues in effect or is assumed or an equivalent award substituted, and a holder incurs a termination of service without “cause” (as defined by the Administrator) upon or within 12 months following the Change in Control, then the holder will be fully vested in such continued, assumed or substituted award.

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Amendment and Termination

The 2023 LTIP may be amended, modified, or terminated at any time and from time to time; provided that, no amendment, suspension, or termination of the 2023 LTIP shall, without the consent of the holder, materially and adversely affect any rights or obligations under any award, unless the award itself otherwise expressly so provides or such action is to comply with the requirements of Section 409A of the IRS Code.

Notwithstanding the foregoing, the 2023 LTIP requires us to obtain stockholder approval within 12 months before or after doing any of the following (other than in connection with certain corporate events, as described above):

•	Increasing the maximum number of shares available under the 2023 LTIP;
•	Reducing the price per share of any outstanding option or SAR granted under the 2023 LTIP; and
•	Cancelling any option or SAR in exchange for cash or another option or SAR having a lower per share exercise price.

In addition, subject to applicable law and the limitations above, the Administrator may amend, modify, or terminate any outstanding award, including substituting another award of the same or a different type, changing the date of exercise or settlement, and converting an ISO to an NSO. The holder’s consent to such action will be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the holder, or (b) the change is otherwise permitted under the 2023 LTIP.

Expiration Date

The 2023 LTIP will expire on, and no award will be granted pursuant to the 2023 LTIP after the tenth anniversary of the date the 2023 LTIP was approved by the Board. Any award outstanding on the expiration date of the 2023 LTIP will remain in force according to the terms of the 2023 LTIP and the applicable award agreement.

U.S. FEDERAL INCOME TAX CONSEQUENCES

This discussion regarding U.S. federal income tax consequences is intended for the general information of our stockholders, not 2023 LTIP awardees. Alternative minimum tax and state and local income taxes are not discussed and may vary depending on individual circumstances and from locality to locality.

IRS Code Section 162(m)

Under IRS Code Section 162(m), income tax deductions of publicly-traded companies may be limited to the extent total compensation (including, without limitation, base salary, annual bonus, RSU settlement and nonqualified benefits) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in IRS Code Section 280G) in any one year. Under the tax rules in effect before 2018, the IRS Code Section 162(m) deduction limit did not apply to qualified “performance-based” compensation that was established by an independent compensation committee and conformed to certain restrictive conditions stated under the IRS Code and related regulations. However, the U.S. Tax Cuts and Jobs Act of 2017 eliminated this performance-based compensation exception effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation awarded under the 2019 Plan in excess of $1 million to our current and former NEOs generally is not deductible.

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IRS Code Section 409A

Certain awards under the 2023 LTIP may be considered “nonqualified deferred compensation” subject to IRS Code Section 409A, which imposes additional requirements on the payment of deferred compensation. These requirements generally provide that, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of IRS Code Section 409A or is not operated in accordance with those requirements, all amounts deferred under the nonqualified deferred compensation plan for the then-current taxable year and all preceding taxable years, by or for any awardee with respect to whom the failure relates, are includible in the gross income of the awardee for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under IRS Code Section 409A, the amount will be subject to income tax at regular income tax rates plus a 20 percent penalty, as well as potential premium interest tax.

Federal Tax Treatment of Award Types

With respect to NSOs, the Company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving ISOs will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one which does not meet the requirements of the IRS Code for ISOs and the tax consequences described for NSOs will apply.

The current federal income tax consequences of other awards authorized under the 2023 LTIP generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid.

In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) with respect to our current and former NEOs.

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Other Information

Additional information regarding the 2023 LTIP, the 2007 Plan, and our other equity award plans, as of October 31, 2022, can be found below.

Overhang

The following table provides information about our equity incentive plans as of the Record Date.

As of January 19, 2023

Total shares of Common Stock outstanding	49,425,340

Closing price of our Common Stock on the Record Date	$342.39

2007 Plan

Total shares remaining available for grant (1)	445,531

Total number of shares subject to outstanding stock options	1,127,947

Total number shares subject to outstanding full value awards (1)	452,694

All Equity Plans

Total number of shares subject to outstanding stock options	1,147,802

Weighted-average exercise price of outstanding stock options	$269.97

Weighted-average remaining term of outstanding stock options	6.24 years

Total number shares subject to outstanding full value awards (1)	457,711

Total shares remaining available for grant (1)(2)	1,426,457

(1)

Full value awards include awards to our executive officers and non-executive employees in the form of restricted stock units and performance shares. Outstanding performance shares are subject to increases in our non-GAAP earnings per share over a three-year period and do not yet have a defined payout. Values in this table for shares remaining are presented using the maximum level of achievement opportunity.

(2)

Total shares available for grant under all equity plans includes 445,531 shares available under the 2007 Plan, 32,836 shares available for grant under the 2020 Directors’ Plan, and 948,090 shares available under the 2019 Employee Stock Purchase Plan.

New Plan Benefits Table

Awards made under the 2023 LTIP will be at the discretion of the Administrator. Awards under the 2007 Plan and the 2020 Directors’ Plan may also be discretionary. Therefore, the amount of any awards that may be made cannot be determined at this time.

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Accordingly, the following table provides information about grants made in the last fiscal year under the 2007 Plan.

Name and Position (1)	Number of Units
	Stock Options (2)	Full Value Awards (3)
Albert G. White III	50,994	11,387
President & Chief Executive Officer
Brian G. Andrews	10,199	2,277
Executive Vice President, Chief Financial Officer & Treasurer
Daniel G. McBride	13,782	3,078
Executive Vice President & Chief Operating Officer
Holly R. Sheffield	10,474	2,339
President of CooperSurgical, Inc.
Gerard H. Warner III	9,647	2,155
President of CooperVision, Inc.
All current executive officers	105,973	21,236
All current non-employee directors	-	-
All other employees including current non-executive officers	16,787	105,907

(1)

All grants to employees are pursuant to the 2007 Plan. Our Non-Employee Directors do not receive awards under the 2007 Plan. All Non-Employee Director Awards are pursuant to the 2020 Directors’ Plan which is not presented for action.

(2)

These awards include 119,601 stock options granted to our executive officers, including our NEOs, and non-executive employees on December 7, 2021 which have an exercise price of $406.17 and 3,159 stock options granted to executive officers on September 1, 2022 which have an exercise price of $300.12. All stock options are granted at 100% of fair market value on the date of grant and have a 10-year term.

(3)

Full value awards include awards to our executive officers and non-executive employees in the form of restricted stock units and performance shares. Performance shares granted in the last full fiscal year are subject to increases in our non-GAAP earnings per share over a three-year period and do not yet have a defined payout. Performance shares are included at target payout.

Equity Compensation Plan Information Table

This table presents information regarding awards issued under the 2007 Plan and our other equity award plans as of October 31, 2022.

Plan category	No. of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	No. of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (A))
	(A)	(B)	(C)
Equity compensation plans approved by stockholders (2)	1,432,459	$ 264.85	1,671,522
Equity compensation plans not approved by stockholders	-	$ -	-
Total	1,432,459	$ 264.85	1,671,522

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(1)

The number of total securities to be issued under Company equity plans upon exercise of outstanding options, warrants, and rights shown in Column A includes 289,238 RSUs granted pursuant to the Company’s equity plans. These awards allow for the distribution of shares to the grant recipient upon the completion of time-based vesting periods. The total also includes 79,378 shares representing the maximum number of shares that may be issued subject to performance shares outstanding as of the end of the fiscal year. RSUs and performance shares do not have an associated exercise price. Accordingly, these awards are not reflected in the weighted-average exercise price disclosed in Column B.

(2)

Includes information with respect to the 2007 Plan and the 2019 Employee Stock Purchase Plan. Also includes information from Second Amended and Restated 2006 Long Term Incentive Plan for non-employee directors, which expired by its terms in March 2019, and the 2020 Long Term Incentive Plan for non-employee directors, which was approved by stockholders on March 18, 2020 and provides for the issuance of up to 50,000 shares of common stock.

As of October 31, 2022, up to 690,596 shares of common stock may be issued pursuant to the 2007 Plan, up to 948,090 shares of common stock may be issued pursuant to the 2019 ESPP and up to 32,836 shares of common stock may be issued pursuant to the 2020 Directors’ Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 2023 LONG-TERM INCENTIVE PLAN

The proposal to approve the 2023 Long-Term Incentive Plan requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

Abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

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PROPOSAL 4 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are requesting stockholder approval, on an advisory basis, of the compensation of our NEOs as presented in the Compensation Discussion and Analysis beginning on page 21 and the compensation tables and associated narrative disclosure included in the discussion of executive compensation beginning on page 41.

In addition to annual review of our overall programs by our Organization & Compensation Committee (OCC), which is responsible for the design and administration of our executive compensation program, we have presented this advisory vote to our stockholders on an annual basis since 2011.

As an advisory vote, this proposal is not binding upon us as a Company; however, the OCC values the opinions of our stockholders as expressed through your vote on this proposal. The OCC will consider the outcome of this vote in making future compensation decisions for our NEOs.

Our executive compensation program has been designed to retain and incentivize a talented, motivated, and focused executive team by providing compensation that is competitive within our market. We believe that our executive compensation program provides an appropriate balance between salary and “at-risk” forms of incentive compensation, as well as a mix of incentives that encourage executive focus on both short-term and long-term goals as a company without encouraging inappropriate risks to achieve performance.

Highlights of our Named Executive Officer compensation include:

•	Short-term and long-term incentives are a significant portion of executive compensation, making actual compensation dependent on our performance as a company.

•	Short-term incentives require achievement of both quantitative financial goals tied to our operating budget and accomplishments against non-financial objectives approved by the OCC.

•	Half of the long-term, equity-based compensation awarded to our Named Executive Officers is granted in the form of performance share awards.

•	Agreements with our NEOs include a “double-trigger” for any compensation on termination of employment resulting from a change in control.

•	We maintain Stock Ownership Guidelines for our executives, including a requirement that our Chief Executive Officer maintain stock ownership equivalent to at least five times his base salary.

Accordingly, we will present the following resolution for vote at the 2023 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders of The Cooper Companies, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s NEOs as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure as set forth in our Proxy Statement.”

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THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF OUR EXECUTIVE COMPENSATION PROGRAM AS PRESENTED IN THIS PROXY STATEMENT

The proposal to approve our Named Executive Officer’s compensation, on an advisory basis, requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

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PROPOSAL 5 — ADVISORY VOTE ON THE FREQUENCY OF PRESENTATION OF EXECUTIVE COMPENSATION PROGRAM FOR AN ADVISORY VOTE OF STOCKHOLDERS

We are requesting that our stockholders vote, on an advisory basis, on the frequency with which we present a request for an advisory vote on our executive compensation practices (the “Say on Pay Vote”) in our proxy materials. You are asked to consider whether we should present the Say on Pay Vote: (i) annually, (ii) every two years, or (iii) every three years.

You will be requested to provide an advisory vote on this topic at least every six years. We last presented a request for an advisory vote on the frequency of our Say on Pay Vote at our 2017 Annual Meeting.

We recognize that there are advantages and disadvantages to each of the presented options for the frequency of an advisory vote on executive compensation, and we are recommending that our stockholders select an ANNUAL Say on Pay Vote.

Although our executive compensation practices have remained generally consistent from year to year, we feel it is valuable for our stockholders to have an opportunity to express their opinion on our practices on a regular basis and for us to receive feedback on our programs. Annual presentation of the Say on Pay Vote allows us to react more immediately to stockholder opinions.

Although the Board of Directors recommends an annual vote, stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or to abstain. Stockholders are not voting to approve or disapprove of the Board’s recommendation.

As an advisory vote, this proposal is not binding upon us as a Company, and the Board may decide that it is in the best interests of our stockholders and the Company to hold the Say on Pay Vote more or less frequently than the option approved by our stockholders. However, we value the opinions of our stockholders, and we will consider the outcome of the vote in making determinations regarding the presentation of vote proposals in future proxy statements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ANNUAL FREQUENCY FOR THE PRESENTATION OF AN ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION PROGRAMS

The frequency of presentation of an advisory vote on our executive compensation program will be selected by the affirmative vote of the plurality of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

The option of annual, biennial or triennial that receives the highest number of advisory votes cast by stockholders will be considered to be the stockholder choice for the frequency of advisory votes on executive compensation. Abstentions and broker “non-votes” will not affect the outcome of the proposal.

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OTHER MATTERS

The Board knows of no other matters to be presented at the Annual Meeting, but if any such matters properly come before the Annual Meeting, it is intended that the persons holding the accompanying proxy will vote in accordance with their best judgment.

RECOMMENDATIONS

The Board unanimously recommends that the stockholders vote:

•	FOR the election of eight directors to our Board as identified in this Proxy Statement.

•	FOR the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2023.

•	FOR the approval of the 2023 Long-Term Incentive Plan for Employees.

•	FOR the compensation of our Named Executive Officers as presented in this Proxy Statement, on an advisory basis.

•	For the ANNUAL presentation of the advisory vote on the compensation of our Named Executive Officers.

When a properly executed proxy in the form enclosed with this Proxy Statement is returned, the shares will be voted as indicated or, if no directions are indicated, the shares will be voted in accordance with the recommendations of the Board.

VOTING INFORMATION

Your vote is important to us. Regardless of whether you plan to attend the meeting, we encourage you to read this Proxy Statement and the accompanying materials and to vote your shares as soon as possible to ensure that your vote is recorded. We look forward to your participation.

Who is entitled to vote at the Annual Meeting?

Our Record Date for the Annual Meeting is January 19, 2023. All stockholders who owned our stock at the close of business on the Record Date are entitled to receive proxy materials and to vote at the Annual Meeting and any continuations, adjournments, or postponements thereof.

As of the Record Date, there were 49,425,340 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each outstanding share of our common stock is entitled to one vote at the Annual Meeting. You have one vote per share that you owned at the close of business on the Record Date.

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How do I vote my shares?

You can vote your shares in person at the Annual Meeting or vote by proxy. The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If you hold your shares of common stock as a record holder you may vote your shares by following the instructions on the Notice, or by completing, dating, and signing the proxy card included with this Proxy Statement and promptly returning it in the pre-addressed, postage paid envelope provided to you. If phone or internet voting is available to you, instructions are included in the Notice or on your proxy card.

If you hold your shares of common stock in “street name,” which means your shares are held of record by a broker, bank, or other nominee, you will receive the proxy materials from your broker, bank, or other nominee with instructions on how to vote your shares. Your broker, bank, or other nominee may allow you to deliver your voting instructions by phone or through the internet. If you wish to vote your shares in person you may do so by attending the Annual Meeting and requesting a ballot.

What happens if I vote my shares by proxy?

When you return a completed proxy card, or vote your shares by telephone or internet, you authorize our officers listed on the proxy card to vote your shares on your behalf as you direct.

If you sign and return a proxy card, but do not provide instructions on how to vote your shares, the designated officers will vote your shares on your behalf as recommended by the Board:

•	FOR the election of eight directors to our Board as identified in this Proxy Statement.

•	FOR the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2023.

•	FOR the approval of the 2023 Long-Term Incentive Plan for Employees.

•	FOR the compensation of our Named Executive Officers as presented in this Proxy Statement, on an advisory basis.

•	For the ANNUAL presentation of the advisory vote on the compensation of our Named Executive Officers.

Can I change or revoke my vote after I return my proxy card or voting instructions?

If you choose to vote your shares by proxy, you may revoke or change your vote at any time prior to the casting of votes at the Annual Meeting. To revoke or change your vote, you may take any of the following actions:

1.	Execute and submit a new proxy card bearing a later date than your original proxy card,

2.	Submit new voting instructions through telephonic or internet voting, if available to you,

3.	Notify Nicholas S. Khadder, Secretary of the Company, in writing that you wish to revoke your proxy, or

4.	Vote your shares in person at the Annual Meeting.

Attending the Annual Meeting in person will not automatically revoke your proxy.

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How many votes must be present to hold the Annual Meeting?

In order to conduct business and have a valid vote at the Annual Meeting a quorum must be present in person or represented by proxies. A quorum is defined as a majority of the shares outstanding on the Record Date and entitled to vote. In accordance with Delaware law and our Bylaws, broker “non-votes” and proxies reflecting abstentions will be considered present and entitled to vote for purposes of determining whether a quorum is present.

What are broker “non-votes”?

Broker “non-votes” occur when a broker is not permitted to vote on behalf of shares it holds for a beneficial owner and the beneficial owner does not provide voting instructions. Shares held in a broker’s name may be voted by the broker, but only in accordance with the rules of the NYSE. Under those rules, the broker must follow the instructions of the beneficial owner. If instructions are not provided, NYSE rules determine whether the broker may vote the shares based on its own judgment or if it is required to withhold its vote. This determination depends on the proposal being voted on. For the proposals to be presented at the Annual Meeting, broker discretionary voting is only permitted for the ratification of our independent registered public accounting firm.

Will I have appraisal or similar dissenters’ rights in connection with the proposals being voted on at the Annual Meeting?

No. You will not be entitled to appraisal or similar dissenters’ rights in connection with the proposals to be voted on at the Annual Meeting.

Other Q&A

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

The SEC permits us to provide our proxy materials electronically if you have not previously requested to receive only printed materials on an ongoing basis. Accordingly, on or about February 3, 2023, we mailed a Notice of Internet Availability of Proxy Materials. The Notice includes instructions on how to access the proxy materials over the internet or to request a printed copy.

The Notice was sent to our stockholders of record as of January 19, 2023. All stockholders receiving the Notice have the ability to access the proxy materials electronically through the website referred to in the Notice, and they also have the option to request a printed set of the proxy materials. We encourage stockholders to take advantage of the availability of proxy materials on the internet.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it. The Notice provides instructions on how to cast your vote.

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Who pays for the proxy solicitation and how will the Company solicit votes?

We pay all costs associated with the solicitation of proxies, including any costs incurred by brokers and other fiduciaries to forward proxy solicitation materials to beneficial owners.

We may solicit proxies in person or by mail, telephone, facsimile, or e-mail. Proxies may be solicited on our behalf by any of our directors, officers, or employees. Additionally, we have retained the firm of D.F. King & Co., Inc. to assist with the solicitation of proxies and will pay a fee of $17,500 for this service, plus reasonable costs and expenses.

How can I communicate with the Board of Directors?

Any interested party can contact our Board to provide comments, to report concerns, or to ask a question, at the following address:

Nicholas S. Khadder

Corporate Secretary

The Cooper Companies, Inc.

6101 Bollinger Canyon Road, Suite 500

San Ramon, CA 94583

Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. You may also communicate online with our Board of Directors as a group through our website.

Please refer to our website at http://investor.coopercos.com/ for any changes in this process.

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STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

SEC rules and our Bylaws permit stockholders to nominate directors for election and to propose other business to be considered by stockholders at an annual meeting of stockholders under various mechanisms.

To be considered at the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), director nominations or other proposals must be submitted in writing to:

Nicholas S. Khadder, Corporate Secretary

The Cooper Companies, Inc.

6101 Bollinger Canyon Road, Suite 500

San Ramon, CA 94583

Proposals to be Presented Under Rule 14a-8:

No later than October 6, 2023.

Director Nominations under Bylaw Article II, Section 16 (“Proxy Access”):

No earlier than September 6, 2023 and no later than October 6, 2023.

Proposals and Director Nominations Submitted Under Other Bylaw Provisions:

No earlier than November 15, 2023 and no later than December 15, 2023.

In the event that we set the date for the 2024 Annual Meeting more than 30 days before or more than 70 days after March 15, 2024, submissions may be made no earlier than the close of business on the 120th day prior to the announced meeting date and no later than the close of business on the later of the 90th day prior to the announced meeting date or the 10th day following our first public disclosure of the date of the meeting.

If we increase the number of directors to be elected at the 2024 Annual Meeting with less than 100 days’ notice prior to March 15, 2024, stating the size of the increase and naming all the nominees for director, then stockholder nominations for directors will be considered if the proposal is delivered to our Secretary at our principal offices no later than 10 days after we make a public announcement of the increased board size. This only applies to nominations for positions created by the increase and does not apply to nominations for current positions.

Director nominations submitted under Bylaw provisions must meet the requirements set forth in the applicable Bylaw provisions.

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

THE COOPER COMPANIES, INC. AND SUBSIDIARIES Reconciliation of Selected GAAP Results to non-GAAP Results (In millions, except per share amounts) (Unaudited)
	Twelve Months Ended October 31,
	2022 GAAP	Adjustment		2022 non-GAAP	2021 GAAP	Adjustment		2021 non-GAAP
Cost of sales	$1,168.8	$(48.5)	A	$1,120.3	$ 966.7	$(29.4)	A	$ 937.3
Operating expense excluding amortization	$1,452.5	$(46.7)	B	$1,405.8	$1,303.9	$(86.4)	B	$1,217.5
Amortization of intangibles	$ 179.5	$(179.5)	C	$ -	$ 146.1	$(146.1)	C	$ -
Other (income) expense, net	$(25.0)	$ 42.1	D	$ 17.1	$(8.8)	$ 11.4	D	$ 2.6
Provision for income taxes	$ 89.5	$ 1.4	E	$ 90.9	$(2,453.2)	$2,536.3	E	$ 83.1
Diluted earnings per share	$ 7.76	$ 4.66		$ 12.42	$ 59.16	$(45.92)		$ 13.24
Weighted average diluted shares used	49.7			49.7	49.8			49.8

A

Fiscal 2022 GAAP cost of sales includes $48.5 million of costs primarily related to exit costs of the contact lens care business and integration costs, resulting in fiscal 2022 GAAP gross margin of 65% as compared to fiscal 2022 non-GAAP gross margin of 66%. Fiscal 2021 GAAP cost of sales includes $29.4 million of costs primarily related to integration and other manufacturing related costs, resulting in fiscal 2021 GAAP gross margin of 67% as compared to fiscal 2021 non-GAAP gross margin of 68%.

B

Fiscal 2022 GAAP operating expense includes $46.7 million of costs primarily related to acquisition and integration activities and exit costs of the contact lens care business, partially offset by net decrease in fair value of contingent consideration. Fiscal 2021 GAAP operating expense includes $86.4 million of costs, primarily comprised of an increase in the fair value of contingent consideration and costs associated with acquisition and integration activity.

C

Amortization expense was $179.5 million and $146.1 million for the fiscal 2022 and 2021, respectively. Items A, B, and C resulted in fiscal 2022 GAAP operating margin of 15% as compared to fiscal 2022 non-GAAP operating margin of 24%, and fiscal 2021 GAAP operating margin of 17% as compared to fiscal 2021 non-GAAP operating margin of 26%.

D

Fiscal 2022 other (income) expense adjustments primarily consisted of a gain on deconsolidation of SightGlass Vision (SGV). Fiscal 2021 other (income) expense adjustments primarily consisted of an $11.6 million gain due to CooperVision’s acquisition of all of the remaining equity interest of SGV in January 2021.

E

Fiscal 2022 adjustments in provision for income taxes arose primarily from the above items and intra-group asset transfers. Fiscal 2021 excludes an income tax benefit of $2,471.7 million related to the recognition of a deferred tax asset that resulted from an intra-group transfer of intellectual property and goodwill to a UK subsidiary in the first quarter and the remeasurement of this deferred tax asset caused by the UK enactment of a 25% corporate tax rate in the third quarter.

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Exhibit A – 2023 Long-Term Incentive Plan

THE COOPER COMPANIES, INC.

2023 Long-Term Incentive Plan

Article 1. PURPOSE

The purpose of The Cooper Companies, Inc. 2023 Long-Term Incentive Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of The Cooper Companies, Inc. (the “Company”) by linking the individual interests of Employees and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Article 2. DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1        “Administrator” shall mean the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee. With reference to the Board’s or a Committee’s powers or authority under the Plan that have been delegated to one or more officers pursuant to Section 11.6, the term “Administrator” shall refer to such officer(s) unless and until such delegation has been revoked.

2.2        “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.3        “Applicable Law” shall mean any applicable law, including, without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements, or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded.

2.4        “Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option Term or Stock Appreciation Right Term that was initially established by the Administrator for such Option or Stock Appreciation Right (e.g., the last business day prior to the tenth (10th) anniversary of the date of grant of such Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a ten-year Option Term or Stock Appreciation Right Term, as applicable).

2.5        “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock award, Restricted Stock Unit award, Performance Stock Unit award or Other Stock or Cash Based Award, which may be awarded or granted under the Plan.

Exhibit A - Page | 1-A

2.6        “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.7        “Board” shall mean the Board of Directors of the Company.

2.8        “Change in Control” means the occurrence of any of the following events:

(a)        the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of Board members (“Voting Stock”) of the Company;

(b)        Consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Voting Stock of the Company and (B) no Person beneficially owns, directly or indirectly, fifty percent (50%) or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination; or

(c)        The Company’s stockholders approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Board shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

Exhibit A - Page | 2-A

2.9        “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.10        “Committee” shall mean the Organization & Compensation Committee of the Board, or another committee or subcommittee of the Board which may be comprised of one or more Directors and/or executive officers of the Company as appointed by the Board, to the extent permitted in accordance with Applicable Law.

2.11        “Common Stock” shall mean the common stock, $0.10 par value per share, of the Company.

2.12        “Company” shall have the meaning set forth in Article 1.

2.13        “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary who qualifies as a consultant or adviser under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.14        “Data” shall have the meaning set forth in Section 10.8.

2.15        “Director” shall mean a member of the Board, as constituted from time to time.

2.16        “Disability” shall mean that the Holder is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company. For purposes of the Plan, a Holder shall be deemed to have incurred a Disability if the Holder is determined to be totally disabled by the Social Security Administration or in accordance with the applicable disability insurance program of the Company’s, provided that the definition of “disability” applied under such disability insurance program complies with the requirements of this definition.

2.17        “DRO” shall mean a “domestic relations order” as defined by Section 414 of the Code or Section 206 of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.18        “Effective Date” shall mean the date the Plan is approved by the stockholders of the Company.

2.19        “Eligible Individual” shall mean any person who is an Employee or a Consultant, as determined by the Administrator.

2.20        “Employee” shall mean any employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.

2.21        “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

Exhibit A - Page | 3-A

2.22        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.23        “Expiration Date” shall have the meaning given to such term in Section 12.1(c).

2.24        “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)        If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market and the Nasdaq Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)        If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)        If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in its discretion.

2.25        “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.26        “Holder” shall mean a person who has been granted an Award.

2.27        “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.28        “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.29        “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option.

2.30        “Option Term” shall have the meaning set forth in Section 5.4.

2.31        “Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

Exhibit A - Page | 4-A

2.32        “Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.3, which may include, without limitation, deferred stock, deferred stock units and performance awards.

2.33        “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more criteria as the Administrator may select, which may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual.

2.34        “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, vesting of, and/or the payment in respect of, an Award.

2.35        “Performance Stock Unit” means a right granted to a Holder pursuant to Section 9.1 and subject to Section 9.2, to receive Shares or an amount of cash or other consideration determined by the Administrator to be of equal value as of the settlement date, the payment of which is contingent upon achieving certain performance goals or other performance-based targets established by the Administrator.

2.36        “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto) after taking into account Applicable Law.

2.37        “Plan” shall have the meaning set forth in Article 1.

2.38        “Prior Plan” means The Cooper Companies, Inc. Third Amended and Restated 2007 Long-Term Incentive Plan, as amended.

2.39        “Prior Plan Award” means an award outstanding under the Prior Plan as of immediately prior to the Effective Date.

2.40        “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.41        “Restricted Stock” shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.42        “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 8.

2.43        “SAR Term” shall have the meaning set forth in Section 5.4.

2.44        “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

2.45        “Securities Act” shall mean the Securities Act of 1933, as amended.

2.46        “Shares” shall mean shares of Common Stock.

Exhibit A - Page | 5-A

2.47        “Stock Appreciation Right” shall mean an Award granted under Article 5 entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting (x) the exercise price per share of such Award from (y) the Fair Market Value on the date of exercise of such Award by (ii) the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

2.48        “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.49        “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.50        “Tax-Related Items” shall have the meaning set forth in Section 10.2.

2.51        “Termination of Service” shall mean the date the Holder ceases to be an Eligible Individual, but excludes terminations where the Holder simultaneously commences or remains in service with the Company as a Director. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

Article 3. SHARES SUBJECT TO THE PLAN

3.1         Number of Shares.

(a)        Subject to Sections 3.1(b) and 12.2, Awards may be made under the Plan (including, without limitation, Incentive Stock Options) covering an aggregate number of Shares equal to the sum of (i) 1,365,000 Shares (inclusive of any Shares which, as of the Effective Date, are available for issuance under the Prior Plan) plus (ii) any Shares that are subject to Prior Plan Awards that become available for issuance under the Plan pursuant to Section 3.1(b). As of the Effective Date, the Company will cease granting awards

Exhibit A - Page | 6-A

under the Prior Plan; however, Prior Plan Awards will remain subject to the terms of the Prior Plan. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

(b)        If any Shares subject to an Award or Prior Plan Award are forfeited or expire, are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or such Award or Prior Plan Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder), the Shares subject to such Award or Prior Plan Award shall, to the extent of such forfeiture, expiration or cash settlement, be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option (or any stock option granted under the Prior Plan); (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights (or any stock option or stock appreciation right granted under the Prior Plan), (iii) Shares subject to a Stock Appreciation Right, stock appreciation right granted under the Prior Plan, or other stock-settled Award or stock-settled award granted under the Prior Plan (including Awards or awards granted under the Prior Plan that may be settled in cash or stock) that are not issued in connection with the settlement or exercise, as applicable, of the Stock Appreciation Right, stock appreciation right granted under the Prior Plan or other stock-settled Award or award granted under the Prior Plan; and (iv) Shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options (or stock options granted under the Prior Plan). Any Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted, or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)        Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code, and Shares subject to such Substitute Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b)); provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

Exhibit A - Page | 7-A

Article 4. GRANTING OF AWARDS

4.1        Participation. The Administrator may, from time to time, select from among all Eligible Individuals those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual or other person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders, or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other person shall participate in the Plan.

4.2        Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The Administrator, in its sole discretion, may grant Awards to Eligible Individuals that are based on achievement of one or more Performance Goals as the Administrator shall establish.

4.3        Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4        At-Will Service. Nothing in the Plan or in any Program or Award Agreement shall confer upon any Holder any right to continue in the employ or service of, or as a Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment, service or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.

4.5        Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3.1; and (e) take any action, before or after an Award is

Exhibit A - Page | 8-A

made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

Article 5. GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

5.1        Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan, including any limitations in the Plan that apply to Incentive Stock Options. A Holder will have no rights of a stockholder, including the right to receive dividends, with respect to Shares subject to any Options or Stock Appreciation Rights unless and until the Shares are delivered in settlement of the Options or Stock Appreciation Rights.

5.2        Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including, without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

5.3        Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended, or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such exercise price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended, or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per

Exhibit A - Page | 9-A

share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

5.4        Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4 and without limiting the Company’s rights under Section 10.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 10.7 and 12.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.

5.5        Option and SAR Vesting and Exercise. The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (a) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (b) Shares may not be purchased or sold by the applicable Holder due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, that in no event shall the extension last beyond the original Option Term or SAR Term, as applicable. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (i) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (ii) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall automatically expire on the date of such Termination of Service.

5.6        Substitution of Stock Appreciation Rights; Early Exercise of Options. The Administrator may provide in the applicable Program or Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option. The Administrator may provide in the terms of an Award Agreement that the Holder may exercise an Option in whole or in part prior to the full vesting of the Option in exchange for unvested shares of Restricted Stock with respect to any unvested portion of the Option so exercised. Shares of Restricted Stock acquired upon the exercise of any unvested portion of an Option shall be subject to such terms and conditions as the Administrator shall determine.

Exhibit A - Page | 10-A

Article 6. EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

6.1        Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, unless the Administrator otherwise determines, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 6 shall be in cash, Shares (based on their Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

6.2        Manner of Exercise. Except as set forth in Section 6.3, all or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan Administrator of the Company or such other person or entity designated by the Administrator, or the Administrator’s office, as applicable:

(a)        A written notice of exercise in a form the Administrator approves (which may be electronic) complying with the applicable rules established by the Administrator. The notice shall be signed or otherwise acknowledge electronically by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

(b)        Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.

(c)        In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d)        Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2.

6.3        Expiration of Option Term or SAR Term: Automatic Exercise of In-The-Money Options and Stock Appreciation Rights. Unless otherwise provided by the Administrator in an Award Agreement or otherwise or as otherwise directed by an Option or Stock Appreciation Rights Holder in writing to the Company, each vested and exercisable Option and Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Option or Stock Appreciation Rights Holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 10.1(a), 10.1(b) or 10.1(c) and the Company or any Subsidiary shall be entitled to deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 10.2. Unless otherwise determined by the Administrator, this Section 6.3 shall not apply to an Option or Stock Appreciation Right if the Holder of such Option or Stock Appreciation Right incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option or Stock Appreciation Right with an exercise price per Share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 6.3.

Exhibit A - Page | 11-A

6.4        Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition or other transfers (other than in connection with a Change in Control) of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one (1) year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.

Article 7. AWARD OF RESTRICTED STOCK

7.1        Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock, or the right to purchase Restricted Stock, to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

7.2        Rights as Stockholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all of the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary dividends or distributions with respect to the Shares may be subject to the restrictions set forth in Section 7.3. In addition, notwithstanding anything to the contrary herein, with respect to a share of Restricted Stock, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the share of Restricted Stock vests.

7.3        Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) and, unless the Administrator provides otherwise, any property (other than cash) transferred to Holders in connection with an extraordinary dividend or distribution shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement.

7.4        Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the

Exhibit A - Page | 12-A

Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement.

7.5        Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

Article 8. AWARD OF RESTRICTED STOCK UNITS

8.1        Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. A Holder will have no rights of a stockholder, including the right to receive dividends, with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

8.2        Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Goals or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. An Award of Restricted Stock Units shall only be eligible to vest while the Holder is an Employee or Consultant, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may become vested subsequent to a Termination of Service in the event of the occurrence of certain events, including a Change in Control or any other specified Termination of Service subject to Section 11.7.

8.3        Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the fifteenth (15th) day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; and (b) the fifteenth (15th) day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 10.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

Article 9. OTHER TYPES OF AWARDS

9.1        General. The Administrator may grant Performance Stock Unit awards or Other Stock or Cash Based Awards, to one or more Service Providers, in such amounts and subject to such terms and conditions not

Exhibit A - Page | 13-A

inconsistent with the Plan as the Administrator shall determine. A Holder will have no rights of a stockholder, including the right to receive dividends, with respect to Shares subject to Performance Stock Unit awards or Other Stock or Cash Based Awards unless and until the Shares are delivered in settlement of the Award.

9.2        Performance Stock Unit Awards. Each Performance Stock Unit award shall be denominated in a number of Shares or in unit equivalents of Shares or units of value (including a dollar value of Shares) and may be linked to any one or more of performance or other specific criteria, including service to the Company or Subsidiaries, determined to be appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator may consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities, and other compensation of the particular Holder.

9.3        Other Stock or Cash Based Awards. The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price and Performance Goals, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation, or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.

Article 10. ADDITIONAL TERMS OF AWARDS

10.1      Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash, wire transfer of immediately available funds or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2      Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy all U.S. and non-U.S.

Exhibit A - Page | 14-A

federal, state, local and foreign taxes (including the Holder’s payroll, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award (collectively, the “Tax-Related Items”). The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Holder may have elected, allow a Holder to satisfy such Holder’s withholding obligations for Tax-Related Items by any payment means described in Section 10.1, including without limitation, by allowing such Holder to elect to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares that may be so withheld or surrendered shall be limited to the number of Shares that have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such Tax-Related Items. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for withholding obligations for Tax-Related Items due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

10.3      Transferability of Awards.

(a)        Except as otherwise provided in Sections 10.3(b) and 10.3(c):

(i)        No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)        No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i); and

(iii)        During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-Applicable Laws of descent and distribution.

(b)        Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Non-Qualified Stock Option) to any one

Exhibit A - Page | 15-A

or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Holder); (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (iv) the transfer of an Award to a Permitted Transferee shall be without consideration. In addition, and further notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Incentive Stock Option to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c)        Notwithstanding Section 10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than fifty percent (50%) of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.

10.4      Conditions to Issuance of Shares.

(a)        The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements, and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b)        All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share

Exhibit A - Page | 16-A

certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

(c)        The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution, or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)        Unless the Administrator otherwise determines, no fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e)        The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.

(f)        Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan Administrator).

10.5      Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

10.6      Repricing. Subject to Section 12.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its exercise price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right exercise price per Share exceeds the Fair Market Value of the underlying Shares.

10.7      Amendment of Awards. Subject to Applicable Law, the Administrator may amend, modify, or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 12.2 or 12.10).

Exhibit A - Page | 17-A

10.8      Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 10.8 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering, and managing the Holder’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration, and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration, and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting such Holder’s local human resources representative. The Company may cancel the Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws such Holder’s consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

Article 11. ADMINISTRATION

11.1      Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent required to comply with the provisions of Rule 16b-3 under the Exchange Act, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or the Organizational Documents.

11.2      Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or

Exhibit A - Page | 18-A

obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 10.7 or Section 12.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

11.3      Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. Neither the Administrator nor any member or delegate thereof shall have any liability to any person (including any Holder) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award.

11.4      Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority, and sole discretion to:

(a)        Designate Eligible Individuals to receive Awards;

(b)        Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

(c)        Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)        Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Goals, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition, non-solicitation and other restrictive covenants, and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)        Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)        Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)        Decide all other matters that must be determined in connection with an Award;

Exhibit A - Page | 19-A

(h)        Establish, adopt, or revise any Programs, rules, and regulations as it may deem necessary or advisable to administer the Plan;

(i)        Interpret the terms of, and any matter arising pursuant to, the Plan, any Program, or any Award Agreement; and

(j)        Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

11.5      Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all persons.

11.6      Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more Directors or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

11.7      Acceleration. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority, and sole discretion to accelerate, wholly or partially, the vesting or lapse of restrictions (and, if applicable, the Company shall cease to have a right of repurchase) of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 12.2.

Article 12. MISCELLANEOUS PROVISIONS

12.1      Amendment, Suspension or Termination of the Plan.

(a)      Except as otherwise provided in Section 12.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 10.7 and Section 12.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b)      Notwithstanding Section 12.1(a), the Board may not, except as provided in Section 12.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after such action: (i) increase the limits imposed in Section 3.1 on the maximum number of Shares

Exhibit A - Page | 20-A

which may be issued under the Plan, (ii) reduce the exercise price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 10.6, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 10.6.

(c)      No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program, and the applicable Award Agreement.

12.2      Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)        In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Article 3 on the maximum number and kind of Shares which may be issued under the Plan); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Goals with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

(b)        In the event of any transaction or event described in Section 12.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i)        To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);

(ii)        To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the

Exhibit A - Page | 21-A

stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iii)        To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)        To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;

(v)        To replace such Award with other rights or property selected by the Administrator; and/or

(vi)        To provide that the Award cannot vest, be exercised, or become payable after such event.

(c)        In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b):

(i)        The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 12.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or

(ii)        The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Article 3 on the maximum number and kind of Shares which may be issued under the Plan).

(d)        Notwithstanding any other provision of the Plan, if a Change in Control occurs and a Holder’s outstanding Awards are not continued, converted, assumed, substituted or replaced by the surviving or successor entity in such Change in Control, then immediately prior to the Change in Control such outstanding Awards, to the extent not continued, converted, assumed, substituted or replaced, shall become fully vested and, as applicable, exercisable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse immediately prior to such transaction, provided that, to the extent the vesting of any such Award is subject to the satisfaction of specified Performance Goals, such Award shall vest at the higher of (i) the target level of performance or (ii) the actual performance level as of the date of the Change in Control (as determined by the Administrator) with respect to all open Performance Periods (and the vesting pursuant to this clause (ii) shall constitute “full vesting” for purposes of this Section 12.2(d)). In anticipation of a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Holder the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 12.2(d) is zero or negative at the time of such Change in Control,

Exhibit A - Page | 22-A

such Award shall be terminated upon the Change in Control without payment of consideration therefor. In the event an Award continues in effect or is assumed or an equivalent Award substituted, and a Holder incurs a Termination of Service without “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in the Award Agreement relating to such Award) upon or within twelve (12) months following the Change in Control, then such Holder shall be fully vested in such continued, assumed or substituted Award.

(e)        For the purposes of this Section 12.2, an Award shall be considered continued, converted, assumed, substituted or replaced if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the surviving corporation, successor corporation or its parent, the Administrator may, with the consent of the surviving corporation, successor corporation or parent, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the surviving corporation, successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

(f)        The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(g)        Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code, (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iii) cause an Award to fail to be exempt from or comply with Section 409A.

(h)        The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(i)        In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Administrator, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

Exhibit A - Page | 23-A

12.3      Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.

12.4      No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

12.5      Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

12.6      Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees or Consultants, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.7      Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

12.8      Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to Sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.9      Governing Law. Except as required by Delaware corporate law, the Plan and Award Agreements hereunder shall be administered, interpreted, and enforced under the internal laws of the State of California without regard to conflicts of laws thereof or of any other jurisdiction.

Exhibit A - Page | 24-A

12.10    Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Holder’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Holder’s Termination of Service, or (ii) the date of the Holder’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A.

Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

12.11    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

12.12    Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator (and each delegate thereof pursuant to Section 11.6) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which such member may be involved by reason of any action or failure to act pursuant to the Plan or any Award Agreement and against and from any and all amounts paid by such member, with the Board’s approval, in satisfaction of judgment in such action, suit, or proceeding against such member; provided that such member gives the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it on such member’s own behalf and, once the Company gives notice of its intent to assume such defense, the Company shall have sole control over such defense with counsel of the Company’s choosing. The foregoing right of indemnification shall not be

Exhibit A - Page | 25-A

available to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of the person seeking indemnity giving rise to the indemnification claim resulted from such person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.13    Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.14    Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

Exhibit A - Page | 26-A

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Meeting Date March 15, 2023

ANNUAL MEETING OF STOCKHOLDERS OF

THE COOPER COMPANIES, INC.

March 15, 2023

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Annual Report on Form 10-K and Proxy Card are available at investor.coopercos.com/financial-information

i Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone. i

⬛ 00033333333303304000 5	031523

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEMS 1 THRU 4, AND FOR “ONE YEAR” FOR ITEM 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

In their discretion, the proxies are authorized to vote for the election of such substitute nominee(s) for directors as such proxies may select in the event that any nominee(s) named herein become unable to serve, and on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

		1. ELECTION OF EIGHT DIRECTORS.		FOR	AGAINST	ABSTAIN
		Colleen E. Jay		☐	☐	☐
		William A. Kozy		☐	☐	☐
		Cynthia L. Lucchese		☐	☐	☐
		Teresa S. Madden		☐	☐	☐
		Gary S. Petersmeyer		☐	☐	☐
		Maria Rivas, M.D.		☐	☐	☐
		Robert S. Weiss		☐	☐	☐
		Albert G. White III		☐	☐	☐

		2. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for The Cooper Companies, Inc. for the fiscal year ending October 31, 2023;		☐	☐	☐
		3. Approval of the 2023 Long Term Incentive Plan for Employees;		☐	☐	☐
		4. An advisory vote on the compensation of our named executive officers as presented in the Proxy Statement;		☐	☐	☐
			1 YEAR	2 YEARS	3 YEARS	ABSTAIN
		5. Advisory vote on the frequency with which executive compensation will be subject to a stockholder advisory vote; and	☐	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	6. Transact any other business that may properly come up before the meeting or any continuations, adjournments or postponements thereof.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛

ANNUAL MEETING OF STOCKHOLDERS OF

THE COOPER COMPANIES, INC.

March 15, 2023

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Annual Report on Form 10-K

and Proxy Card are available at investor.coopercos.com/financial-information

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

⬛ 00033333333303304000 5	031523

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEMS 1 THRU 4, AND FOR “ONE YEAR” FOR ITEM 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

In their discretion, the proxies are authorized to vote for the election of such substitute nominee(s) for directors as such proxies may select in the event that any nominee(s) named herein become unable to serve, and on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

		1. ELECTION OF EIGHT DIRECTORS.		FOR	AGAINST	ABSTAIN
		Colleen E. Jay		☐	☐	☐
		William A. Kozy		☐	☐	☐
		Cynthia L. Lucchese		☐	☐	☐
		Teresa S. Madden		☐	☐	☐
		Gary S. Petersmeyer		☐	☐	☐
		Maria Rivas, M.D.		☐	☐	☐
		Robert S. Weiss		☐	☐	☐
		Albert G. White III		☐	☐	☐
		2. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for The Cooper Companies, Inc. for the fiscal year ending October 31, 2023;		☐	☐	☐

		3. Approval of the 2023 Long Term Incentive Plan for Employees;		☐	☐	☐

		4. An advisory vote on the compensation of our named executive officers as presented in the Proxy Statement;		☐	☐	☐

			1 YEAR	2 YEARS	3 YEARS	ABSTAIN

		5. Advisory vote on the frequency with which executive compensation will be subject to a stockholder advisory vote; and	☐	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	6. Transact any other business that may properly come up before the meeting or any continuations, adjournments or postponements thereof.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛